Exhibit 1

NATIONAL BANK OF GREECE S.A.

ARTICLES OF ASSOCIATION

BoD SECRETARIAT

& SHAREHOLDER SERVICES DIVISION

SHAREHOLDER SERVICES SUB-DIVISION

MAY 2014

NATIONAL BANK OF GREECE S.A.

PREAMBLE

These articles of association are a codification of the provisions of National Bank of Greece S.A.’s Articles of Association, approved by Trade Minister’s decision No 22883 of 19 March 1953, promulgated in Government Gazette No 58 of 20 March 1953, Bulletin of Companies and Limited Liability Companies, and subsequently amended as follows:

• By resolution of the Bank’s General Meeting of Shareholders (GM) of 2 April 1955, approved by Trade Minister’s decision No 44311/2399 of 9 November 1955 and promulgated in Government Gazette No 368 of 16 November 1955, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 24 February 1956, approved by Trade Minister’s decision No 12336/641 of 30 March 1956 and promulgated in Government Gazette No 122 of 9 April 1956, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 29 April 1957, approved by Trade Minister’s decision No 2467/685 of 22 August 1957 and promulgated in Government Gazette No 420 of 5 September 1957, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 30 April 1958, approved by Trade Minister’s decision No 21634/1239 of 10 June 1958 and promulgated in Government Gazette No 233 of 10 June 1958, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 14 April 1962, approved by Trade Minister’s decision No 47115/2727 of 5 September 1962 and promulgated in Government Gazette No 551 of 20 September 1962, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 22 April 1963, approved by Trade Minister’s decision No 15439/790 of 15 April 1964 and promulgated in Government Gazette No 224 of 25 April 1964, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 24 June 1967, approved by Trade Minister’s decision No 62886/4407/599 of 4 October 1967 and promulgated in Government Gazette No 935 of 18 October 1967, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 27 June 1968, approved by Trade Minister’s decision No 63889/5656 of 7 October 1968 and promulgated in Government Gazette No 1046 of 22 October 1968, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 19 May 1969, approved by Trade Minister’s decision No 47726/4146 of 16 July 1969 and promulgated in Government Gazette No 1013 of 25 July 1969, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 28 May 1970, approved by Trade Minister’s decision No 62699/5224 of 9 September 1970 and promulgated in Government Gazette No 1331 of 21 September 1970, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 7 September 1972, approved by National Economy Minister’s decision No 14314 of 22 December 1972 and promulgated in Government Gazette No 1960 of 27 December 1972, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 25 May 1973, approved by Attica Prefect’s decision No 211619 of 18 October 1973 and promulgated in Government Gazette No 1796 of 30 October 1973, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 12 September 1974, approved by Attica Prefect’s decision No 130905 of 9 January 1975 and promulgated in Government Gazette No 48 of 17 January 1975, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 26 May 1975, approved by Attica Prefect’s decision No 121044 of 5 November 1975 and promulgated in Government Gazette No 2366 of 12 November 1975, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 2 June 1977, approved by Attica Prefect’s decision No 110201 of 20 August 1977 and promulgated in Government Gazette No 2712 of 23 August 1977, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 7 June 1980, approved by Attica Prefect’s decision No 32198 of 31 December 1980 and promulgated in Government Gazette No 4002 of 31 December 1980, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 24 September 1982, approved by Attica Prefect’s decision No 26825 of 2 December 1982 and promulgated in Government Gazette No 4192 of 3 December 1982, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 24 June 1983, approved by Attica Prefect’s decision No 35117 of 28 December 1983 and promulgated in Government Gazette No 3233 of 29 December 1983, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 8 June 1988, approved by Trade Minister’s decision No K3-6804 of 7 September 1988, promulgated in Government Gazette No 2931 of 12 September 1988 (with a correction in No 3010 of 22 September 1988), Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 21 June 1991, approved by Trade Minister’s decision No 5040 of 5 August 1991 and promulgated in Government Gazette No 3481 of 7 August 1991, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 21 June 1991, approved by Trade Minister’s decision No K2-8133 of 26 November 1991 and promulgated in Government Gazette No 4622 of 27 November 1991, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 26 June 1992, approved by Trade Minister’s decision No K2-7620 of 20 October 1992 and promulgated in Government Gazette No 4795 of 20 October 1992, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 13 July 1994, approved by Trade Minister’s decision No K2-6176 of 2 September 1994 and promulgated in Government Gazette No 5183 of 7 September 1994, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1031 adopted by the Board of Directors on 18 November 1994, approved by Trade Minister’s decision No K2-9536 of 12 December 1994 and promulgated in Government Gazette No 6868 of 13 December 1994, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 15 June 1995 and 5 July 1995, approved by Trade Minister’s decision No K2-993 of 1 February 1996 and promulgated in Government Gazette No 552 of 5 February 1996, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1047 adopted by the Board of Directors on 22 November 1995, approved by Trade Minister’s decision No K2-9725 of 5 December 1995 and promulgated in Government Gazette No 6919 of 7 December 1995, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 14 March 1997, approved by Development Minister’s decision No K2-3109 of 8 April 1997 and promulgated in Government Gazette No 1498 of 11 April 1997, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 6 October 1997, approved by Development Minister’s decision No K2-9775 of 24 November 1997 and promulgated in Government Gazette No 8200 of 24 November 1997, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1095 of the Board of Directors on 9 December 1997, approved by Development Minister’s decision No K2-11558 of 16 December 1997 and promulgated in Government Gazette No 8712 of 17 December 1997, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 25 May 1998, approved by Development Minister’s decision No K2-5862 of 16 June 1998 and promulgated in Government Gazette No 4121 of 18 June 1998, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 9 September 1998, approved by Development Minister’s decision No K2-9572 of 29 September 1998 and promulgated in Government Gazette No 7797 of 2 October 1998, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1118 adopted by the Board of Directors on 16 December 1998, approved by Development Minister’s decision No K2-12598 of 29 December 1998 and promulgated in Government Gazette No 10056 of 31 December 1998, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 29 January 1999, approved by Development Minister’s decision No K2-1135 of 29 January 1999 and promulgated in Government Gazette No 631 of 5 February 1999, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 6 April 1999, approved by Development Minister’s decision No K2-4122 of 24 June 1999 and promulgated in Government Gazette No 4753 of 25 June 1999, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1137 adopted by the Board of Directors on 14 June 1999, approved by Development Minister’s decision No K2-7255 of 30 June 1999 and promulgated in Government Gazette No 5122 of 2 July 1999, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1144 adopted by the Board of Directors on 15 November 1999, approved by Development Minister’s decision No K2-13248 of 22 November 1999 (twice) and promulgated in Government Gazette No 9367 of 25 November 1999, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 18 April 2000, approved by Development Minister’s decision No K2-5175 of 21 April 2000 and promulgated in Government Gazette No 2944 of 26 April 2000, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1165 adopted by the Board of Directors on 15 November 2000, approved by Development Minister’s decision No K2-14485 of 22 November 2000 (twice), and promulgated in Government Gazette No 10860 of 24 November 2000, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 26 April 2001, approved by Development Minister’s decision No K2-6205 of 23 May 2001 and promulgated in Government Gazette No 2999 of 25 May 2001, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1188 adopted by the Board of Directors on 15 November 2001, approved by Development Minister’s decision No K2-15939 of 21 November 2001 (twice) and promulgated in Government Gazette No 10409 of 22 November 2001, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 26 November 2001, approved by Development Minister’s decision No K2-17801 of 28 December 2001 and promulgated in Government Gazette No 11546 of 31 December 2001, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 9 May 2002, approved by Development Minister’s decision No K2-11517 of 5 September 2002 and promulgated in Government Gazette No 9257 of 6 September 2002, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 20 November 2002 and Bondholders’ Special Meeting of 20 November 2002, approved by Development Minister’s decision No K2 15554 of 20 December 2002 and promulgated in Government Gazette No 12826 of 23 December 2002, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 9 May 2003, approved by Development Minister’s decision No K2 5653 of 23 May 2003 and promulgated in Government Gazette No 3933 of 23 May 2003, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 18 May 2004, approved by Development Minister’s decision No K2 6618 of 4 June 2004 and promulgated in Government Gazette No 5338 of 8 June 2004, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 17 June 2004, approved by Development Minister’s decision No K2 12264 of 11 October 2004 and promulgated in Government Gazette No 12620 of 13 December 2005, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 3 November 2005, approved by Development Minister’s decision No K2 15160 of 13 December 2005 and promulgated in Government Gazette No 12650 of 13 December 2005, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 3 February 2006, approved by Development Minister’s decision No K2 4813 of 31 March 2006 and promulgated in Government Gazette No 2205 of 31 March 2006, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 3 February 2006, approved by Development Minister’s decision No K2 7844 of 30 May 2006 and promulgated in Government Gazette No 4049 of 7 June 2006, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s second repeat GM of 1 June 2006, approved by Development Minister’s decision No K2 8652 of 8 June 2006 and promulgated in Government Gazette No 4279 of 9 June 2006, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s second repeat GM of 1 June 2006, approved by Development Minister’s decision No K2 10274 of 7 July 2006 and promulgated in Government Gazette No 7003 of 7 July 2006, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 25 May 2007, approved by Development Minister’s decision No K2 10375 of 5 July 2007 and promulgated in Government Gazette No 7203 of 6 July 2007, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 25 May 2007, approved by Development Minister’s decision No K2 13777 of 21 September 2007 and promulgated in Government Gazette No 11118 of 26 September 2007, Bulletin of Companies and Limited Liability Companies.

• By resolution No 1342 adopted by the Board of Directors on 20 December 2007, approved by Development Minister’s decision No K2 18632 of 31 December 2007 and promulgated in Government Gazette No 8 of 2 January 2008, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 17 April 2008, approved by Development Minister’s decision No K2 5732 of 7 May 2008 and promulgated in the Bulletin of Companies and Limited Liability Companies of Government Gazette No 2621 of 7 May 2008.

• By resolution of the Bank’s second repeat GM of 15 May 2008, approved by Development Minister’s decision No K2 6137 of 16 May 2008 and promulgated in Government Gazette No 2914 of 16 May 2008, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s second repeat GM of 15 May 2008, approved by Development Minister’s decision No K2 7417 of 11 June 2008 and promulgated in Government Gazette No 4172 of 12 June 2008, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s second repeat GM of 15 May 2008, approved by Development Minister’s decision No K2 11056 of 28 August 2008 and promulgated in Government Gazette No 10126 of 3 September 2008, Bulletin of Companies and Limited Liability Companies.

• By resolution adopted by the Board of Directors on 26 June 2008, approved by Development Minister’s decision No K2 2046 of 23 February 2009 and promulgated in Government Gazette No 1452 of 23 February 2009, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 22 January 2009, approved by Development Minister’s decision No K2 1950 of 24 February 2009 and promulgated in Government Gazette No 1591 of 27 February 2009, Bulletin of Companies and Limited Liability Companies

• By resolutions adopted by the Board of Directors on 18 June 2009 and 22 December 2009, approved by Finance, Competitiveness and Shipping Minister’s decision No K2-334(bis) of 14 January 2010 and promulgated in Government Gazette No 225 of 14 January 2010, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Board of Directors on 10 September 2010, approved by Finance, Competitiveness and Shipping Minister’s decision No K2-9734 of 21 October 2010 and promulgated in Government Gazette No 12238 of 21 October 2010, Bulletin of Companies and Limited Liability Companies.

• By resolution of the Bank’s GM of 22 December 2011, approved by Finance, Competitiveness and Shipping Minister’s decision No K2-10332 of 30 December 2011 and promulgated in Government Gazette No 13857 of 30 December 2011, Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution of the Bank’s second repeat GM of 23 November 2012, approved by Development, Competitiveness, Infrastructures and Networks Minister’s decision No K2-924 of 12 February 2013 and promulgated in Government Gazette No 1278 of 22 February 2013, Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution of the Bank’s second repeat GM of 23 November 2012, approved by Development, Competitiveness, Infrastructures and Networks Minister’s decision No K2-1143 of 19 February 2013 and promulgated in Government Gazette No 1375 of 28 February 2013 Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution adopted by the Board of Directors on 22 February 2013, approved by Development, Competitiveness, Infrastructures and Networks Minister’s decision No K2-1213 of 25 February 2013 and promulgated in Government Gazette No 1375 of 28 February 2013, Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution of the Bank’s second repeat GM of 29 April 2013, approved by Development, Competitiveness, Infrastructures and Networks Minister’s decision No K2-3377/21.5.2013 and promulgated in Government Gazette No 2901/22.5.2013, Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution of the Bank’s second repeat GM of 29 April 2013, approved by Development, Competitiveness, Infrastructures and Networks Minister’s decision No K2-4508/21.6.2013 and promulgated in Government Gazette No 3761/25.6.2013 Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

•                  By resolution adopted by the Board of Directors on 18 July 2013, approved by Development and Competitiveness Minister’s decision No K2-5402 of 29 July 2013 and promulgated in Government Gazette No 4905 of 6 August 2013, Bulletin of Companies, Limited Liability Companies and General Commercial Registry.

NATIONAL BANK OF GREECE S.A.

ARTICLES OF ASSOCIATION

CHAPTER ONE

ESTABLISHMENT – NAME – REGISTERED OFFICE – DURATION – PURPOSE

Article 1

1.                  National Bank of Greece S.A. was established in 1841. By Royal Decree of 26/27 February 1953, the Bank merged with Bank of Athens S.A. (established in 1893) and adopted the name National Bank of Greece and Athens S.A. The Bank’s present name, as determined by the General Meeting of its Shareholders on 30 April 1958, is “ΕΘΝΙΚΗ ΤΡΑΠΕΖΑ ΤΗΣ ΕΛΛΑΔΟΣ Α.Ε.” The said name shall be rendered as “National Bank of Greece S.A.” in English and either as a true translation or in Latin characters in other languages.

2.                  National Bank of Greece S.A. has its registered office in Athens, at Aiolou 86 and may establish branches, agencies and representative offices anywhere in Greece or abroad by resolution of its Board of Directors (hereinafter the “Board”).

Article 2

The Bank’s duration is set until 27 February 2053 and may be extended by resolution of its General Meeting of Shareholders (hereinafter the “GM”), whereby this Article is amended.

Article 3

1.                  The Bank engages in all such banking, investment and financial activities in general, in Greece and abroad, as are allowed to banks under the provisions of Greek, EU and international legislation, as amended.

The said activities may also be carried out by the Bank for the account of third parties, or in association or on a joint venture basis with other legal entities or individuals of any nationality, insofar as this is allowed pursuant to the applicable legislation.

2.                  Specifically, the Bank engages in:

(a)              Accepting deposits or other refundable funds.

(b)              Extending loans or other credit, including factoring, acquiring or assigning claims, receiving loans, credit or guarantees, and launching bond issues of any type.

(c)               Leasing.

(d)              Payment transactions, including transfers of funds.

(e)               Issuing and managing means of payment (credit and debit cards, travellers’ cheques and bank drafts).

(f)                Issuing guarantees and assuming obligations.

(g)               Transactions, for its own or for its customers’ account, in:

i.                      money market instruments (such as securities and certificates of deposit),

ii                      forward contracts or options,

iii                   interest rate or currency swaps,

iv                  transferable securities,

v                     financial instruments regulated by the provisions of Law 3606/2007, Article 5;

(h)              Participating in security issues and providing related services, including underwriting;

(i)                  Business consulting services with regard to capital structure, industrial strategy and other related matters, and consulting and other services with regard to business mergers and acquisitions;

(j)                 Intermediation in interbank markets;

(k)              Portfolio management and consulting services;

(l)                  Security custody and management services;

(m)          Collecting and processing credit information, including customers’ credit rating;

(n)              Leasing safe deposit boxes;

(o)              Issuing electronic money;

(p)              Participating in businesses in Greece and abroad;

(q)              Acting as an arranger in business financing, business partnerships, public offerings or bond issues, as an agent representing bondholders or other creditors and as an intermediary in the marketing of bancassurance products.

(r)                 Purchase, sale, custody, management or collection services in respect of negotiable instruments, securities (listed or non-listed), foreign exchange or foreign currencies;

(s)                Activities further to the above, regulated by the provisions of Law 3606/2007, Article 4, as amended;

(t)                 Any financial or other secondary activity further to the above that is allowed by the Bank of Greece.

3.                  The Bank is entitled to establish associations, foundations under Article 108 and companies under Article 784 of the Greek Civil Code pursuing cultural, educational and financial goals, and to participate in such companies already established.

CHAPTER TWO

SHARE CAPITAL - SHARES

Article 4

1.                  The Bank’s share capital amounts to Euro 2,413,736,838.60 and is divided into: (a) 3,533,149,631 common shares of a nominal value of Euro 0.30 each, (b) 12,639,831 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinbelow, of a nominal value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinbelow, of a nominal value of Euro 5.00 each.

2.                  The said share capital level has been reached as follows:

(i)                                    By Royal Decree of 26 February 1953, the share capital of the Bank was set at Old Drachmae 223,190,100,000, divided into 30,366 shares, fully paid, of a par value of Old Drachmae 7,350,000 each. This capital resulted from the transfer of all corporate property, including all assets and liabilities as at 27 February 1953, of “National Bank of Greece S.A.” and “Bank of Athens S.A.” to “National Bank of Greece and Athens S.A.”, which, as mentioned earlier, changed its name to “National Bank of Greece S.A.” and was subrogated, ipso jure and without any further formality, to all of the rights and obligations of “National Bank of Greece S.A.” and “Bank of Athens S.A.”, as the universal successor thereof, except obligations thereof relating to direct debt, guarantees or other grounds, issuing from bonds, securities in general, contracts or otherwise and relating to lending in gold or in foreign currency, in the form of bonds or otherwise, issued to bearer by various entities, such as companies, public entities, municipalities and communities (Legislative Decree 3504/1956).

(ii)                                  By Board resolution of 10 September 1953, the Bank’s share capital increased to Old Drachmae 297,586,800,000 or New Drachmae 297,586,800 (law 2824/1954), divided into 40,488 shares, of a par value of New Drachmae 7,350 each. By GM resolution of 2 April 1955, the said share capital was divided into 404,880 shares of a par value of Drachmae 735 each.

(iii)                               Pursuant to Royal Decree of 14/27 November 1956 “re Adjustment of companies’ financial statements”, the share capital was adjusted to Drachmae 721,353,476. Following absorption of reserves amounting to Drachmae 4,070,000, and deduction from such share capital of a Drachmae 139,716,416 amount, representing the final debit balance of the Adjustment Difference account, the Bank’s share capital stood at Drachmae 581,637,060. A Drachmae 229,380 portion thereof was transferred to reserves, to round off the par value of each share. Accordingly, pursuant to Article 10 of the said Royal Decree of 14/27 November 1956, the Bank’s share capital was set at Drachmae 581,407,680, divided into 404,880 shares of a par value of Drachmae 1,436 each.

(iv)                              By GM resolution of 14 April 1962 and Board resolution of 12 October 1962, the Bank’s share capital increased by Drachmae 290,703,840 through the issue of 202,440 shares of a par value of Drachmae 1,436 each. Accordingly, the Bank’s share capital stands at Drachmae 872,111,520, divided into 607,320 shares of a par value of Drachmae 1,436 each.

(v)                                 By GM resolution of 19 May 1969, the Bank’s share capital increased by Drachmae 8,502,480 as a result of a withholding of Drachmae 14 per share from the 1968 dividend; accordingly, the Bank’s share capital stands at Drachmae 880,614,000, divided into 1,214,640 shares, which resulted from the exchange of 1 old for 2 new shares, of a par value of Drachmae 725 each.

(vi)                              By GM resolution of 28 May 1970, and pursuant to Emergency Law 148/1967, the Bank’s share capital increased by Drachmae 220,153,500 through capitalization of the Special Reserve of Drachmae 219,934,660, which resulted from the issue of new shares above par, and of a Drachmae 218,840 amount from the Extraordinary Reserve. As a result of the said capitalization, 303,660 new shares were issued, of a par value of Drachmae 725 each, and distributed to the shareholders as prescribed by law, at a ratio of one 1 new to 4 old shares. Accordingly, the share capital stands at Drachmae 1,100,767,500, divided into 1,518,300 shares of a par value of Drachmae 725 each.

(vii)                           By resolution of extraordinary General Meeting (“EGM”) of 7 September 1972, the Bank’s share capital further increased (a) by Drachmae 157,252,500 through the issue, against payment in cash, of 216,900 new, registered shares, of a par value of Drachmae 725 each and (b) by Drachmae 366,922,500 from capitalization, pursuant to Emergency Law 148/1967, as amended, of a Drachmae 1,544,457,362 portion of gains from revaluation of fixed assets, through the issue of 506,100 new shares of a par value of Drachmae 725 each, distributed at a ratio of one (1) new to three (3) old shares; the remaining Drachmae 1,177,534,862 portion of such gains was applied to form Special Reserves in line with Legislative Decree 1229/1972. Thus, the Bank’s share capital stands at Drachmae 1,624,942,500, divided into 2,241,300 shares of a par value of Drachmae 725 each.

(viii)                        By GM resolution of 26 May 1975, the Bank’s share capital increased by Drachmae 64,997,700 through capitalization, pursuant to Emergency Law 148/1967, as amended, of a portion of the Special Reserves formed by the gains from revaluation of fixed assets, as above, through the issue of 89,652 new shares of a par value of Drachmae 725 each, distributed at a ratio of 1 new to 25 old shares. Accordingly, the Bank’s share capital stands at Drachmae 1,689,940,200, divided into 2,330,952 shares of a par value of Drachmae 725 each.

(ix)                              By GM resolution of 2 June 1977 the Bank’s share capital further increased by Drachmae 2,779,566,434 in aggregate, through capitalization of a Drachmae 1,667,029,272 portion of gains from revaluation of realty, pursuant to law 542/1977, and of the Drachmae 1,112,537,162 balance of such gains that was not capitalized, pursuant to Emergency Law 148/1967. Subsequently, in line with law 542/1977: (a) 75% of the above aggregate amount was rounded off to Drachmae 2,039,583,000, in order for the new par value of each share to be a full number, and was applied to increase the par value of each share from Drachmae 725 to Drachmae 1,600 and (b) the remaining balance thereof, i.e. Drachmae 739,983,434, was supplemented by a Drachmae 5,920,566 amount from the 1976 profits. Accordingly, the resulting total amount of Drachmae 745,904,000 was divided into 466,190 new shares of a par value of Drachmae 1,600 each and distributed to the shareholders at a ratio of 1 new to 5 old shares.

(x)                                 By GM resolution of 25 May 1979, the Bank’s share capital increased by Drachmae 895,086,400 through the issue of 559,429 shares of a par value of Drachmae 1,600 each.

(xi)                              By EGM resolution of 24 September 1982, the Bank’s share capital further increased by capitalization of: (a) Drachmae 14,212,217,545.56, representing gains from revaluation of realty pursuant to law 1249/1982, and (b) a Drachmae 53,212,354.44 portion of the reserves that resulted from the issue of shares above par, i.e. by Drachmae 14,265,429,900 in total; of these, a Drachmae 9,734,055,900 portion was applied to increase the par value of each share from Drachmae 1,600 to Drachmae 4,500, and the remaining balance, of Drachmae 4,531,374,000, was divided into 1,006,972 new shares of a par value of Drachmae 4,500 each and distributed to the shareholders at a ratio of 3 new to 10 old shares.

(xii)                           By GM resolution of 24 June 1983, a Drachmae 665,927,970 portion of the reserves that resulted from the issue of shares above par was transferred to supplement the share capital following a miscalculation during the process of revaluation of the Bank’s realty pursuant to law 1249/1982. Accordingly, the Bank’s share capital stands at Drachmae 19,635,943,500, divided into 4,363,543 shares of a par value of Drachmae 4,500 each.

(xiii)                        By GM resolution of 8 June 1988 the Bank’s share capital increased by capitalization of: (a) a Drachmae 34,784,009,378 amount of gains from revaluation of realty pursuant to the National Economy and Finance Ministers’ joint decision of 22 February 1988 and (b) a Drachmae 560,691,622 portion of the reserves that resulted from the issue of shares above par, thus amounting to Drachmae 35,344,701,000, divided into 7,854,378 new shares of a par value of Drachmae 4,500 each and distributed to the shareholders at a ratio of 9 new to 5 old shares. Accordingly, the Bank’s share capital stands at Drachmae 54,980,644,500 divided into 12,217,921 shares of a par value of Drachmae 4,500 each.

(xiv)                       By GM resolution of 21 June 1991, the Bank’s share capital increased by (a) Drachmae 10,996,128,000 through the issue of 2,443,584 shares of a par value of Drachmae 4,500 each, and (b) Drachmae 5,498,064,000 through capitalization of an equal portion of the reserves that resulted from the issue of shares above par. The said amount was divided into 1,221,792 new shares of a par value of Drachmae 4,500 each and distributed to the shareholders at a ratio of 1 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 71,474,836,500 divided into 15,883,297 shares of a par value of Drachmae 4,500 each.

(xv)                          By GM resolution of 13 July 1994, the Bank’s share capital increased by Drachmae 16,424,627,006, representing gains from revaluation of realty and capitalization thereof in line with laws 2065/92 and 1839/89. Following addition thereto of a Drachmae 14,585,389 amount from the issue of shares above par, the resulting total amount of Drachmae 16,439,212,395 was applied to increase the par value of each share from Drachmae 4,500 to Drachmae 5,535. Accordingly, the Bank’s share capital stands at Drachmae 87,914,048,895, divided into 15,883,297 shares of a par value of Drachmae 5,535 each.

(xvi)                       By Board resolution adopted at meeting No 1031 of 18 November 1994, the Bank’s share capital increased by Drachmae 249,075 through the issue of 45 new shares of a par value of Drachmae 5,535 each, as a result of conversion to shares of an equal number of convertible bonds issued in 1991. Accordingly, the Bank’s share capital stands at Drachmae 87,914,297,970 divided into 15,883,342 shares of a par value of Drachmae 5,535 each.

(xvii)                    By Board resolution adopted at meeting No 1047 of 22 November 1995, the Bank’s share capital increased by Drachmae 55,350 through the issue of 10 new shares of a par value of Drachmae 5,535 each, as a result of conversion to shares of an equal number of convertible bonds issued in 1991. Accordingly, the Bank’s share capital stands at Drachmae 87,914,353,320 divided into 15,883,352 shares of a par value of Drachmae 5,535 each.

(xviii)                 By EGM resolution of 14 March 1997, the Bank’s share capital increased by Drachmae 13,421,431,280 through capitalization of the reserve formed from gains from revaluation of fixed assets under Law 2065/1992. The said increase comprised (a) a Drachmae 4,209,088,280 amount to increase the par value of each share from Drachmae 5,535 to Drachmae 5,800 and (b) a Drachmae 9,212,343,000 amount to the issue of 1,588,335 new shares of a par value of Drachmae 5,800 each, distributed to the shareholders at a ratio of 1 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 101,335,784,600, divided into 17,471,687 common shares of a par value of Drachmae 5,800 each.

(xix)                       By EGM resolution of 6 October 1997, the Bank’s share capital increased by Drachmae 20,267,154,600 through the issue, against payment in cash, of 3,494,337 new registered shares of a par value of Drachmae 5,800 each, distributed to the shareholders at a ratio of 2 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 121,602,939,200 divided into 20,966,024 common registered shares of a par value of Drachmae 5,800 each.

(xx)                          By Board resolution adopted at meetings No 1094 and No 1095 of 9 December 1997, the Bank’s share capital increased by Drachmae 9,368,589,200 through the issue of 1,615,274 new shares of a par value of Drachmae 5,800 each, resulting from the conversion to shares of an equal number of convertible bonds issued in 1996. Accordingly, the Bank’s share capital stands at Drachmae 130,971,528,400, divided into 22,581,298 common, registered shares of a par value of Drachmae 5,800 each.

(xxi)                       By GM resolution of 25 May 1998, the Bank’s share capital increased by Drachmae 26,194,308,000 through capitalization of: (a) Drachmae 6,368,790,543.65 resulting from taxed reserves in line with law 2579/98, (b) the Drachmae 703,884,719 balance of gains from revaluation of realty in line with law 2065/92, and (c) Drachmae 19,121,632,737.35 of reserves from the issue of new shares above par. As a result of the said increase, 4,516,260 new shares were issued, of a par value of Drachmae 5,800 each, and distributed to the shareholders on 25 May 1998 as bonus shares at a ratio of 2 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 157,165,836,400, divided into 27,097,558 common shares of a par value of Drachmae 5,800 each.

(xxii)                    By EGM resolution of 9 September 1998, the Bank’s share capital increased: (a)                  by Drachmae 14,312,065,400 by the merger through absorption, by the Bank, of “National Mortgage Bank of Greece S.A.” (Companies’ Register No 6070/06/b/86/09), as per the provisions of Article 16 of law 2515/1997 in conjunction with the provisions of Article 69 et seq. of Company Law 2190/1920. (b) by Drachmae 11,387,618,600 through capitalisation of an equal amount of the Bank’s Share Premium Account reserve, to maintain the par value of the Bank’s aggregate share capital at Drachmae 5,800 per share following the said merger. Accordingly, the Bank’s share capital stands at Drachmae 182,865,520,400, divided into 31,528,538 common registered shares of a par value of Drachmae 5,800 each.

(xxiii)                 By Board resolution adopted at meetings No 1116 and No 1118 of 8 December 1998 and 16 December 1998 respectively, the Bank’s share capital increased by Drachmae 9,368,589,200 through the issue of 1,615,274 new shares of a par value of Drachmae 5,800 each, as a result of conversion to shares of an equal number of convertible bonds issued in 1996. Accordingly, the Bank’s share capital stands at Drachmae 192,234,109,600, divided into 33,143,812 common registered shares of a par value of Drachmae 5,800 each.

(xxiv)                By Board resolution adopted at meetings No 1117 and No 1118 of 8 December 1998 and 16 December 1998 respectively, the Bank’s share capital increased by Drachmae 13,096,005,600 through the issue of 2,257,932 new shares of a par value of Drachmae 5,800 each, as a result of conversion to shares of 1,128,966 convertible bonds issued in 1991. Accordingly, the Bank’s share capital stands at Drachmae 205,330,115,200, divided into 35,401,744 common registered shares of a par value of Drachmae 5,800 each.

(xxv)                   By EGM resolution of 29 January 1999, each share was split into four whole shares and the par value thereof concurrently decreased from Drachmae 5,800 to Drachmae 1,450. Accordingly, the Bank’s share capital stands at Drachmae 205,330,115,200, divided into 141,606,976 common registered shares of a par value of Drachmae 1,450 each.

(xxvi)                By EGM resolution of 6 April 1999, the Bank’s share capital increased by Drachmae 21,522,384,800 through the issue, against payment in cash, of 14,843,024 new common registered shares of a par value of Drachmae 1,450 each. Of these, 682,326 were distributed to the employees and 14,160,698 to the shareholders of the Bank at a ratio of 1 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 226,852,500,000 divided into 156,450,000 common registered shares of a par value of Drachmae 1,450 each.

(xxvii)             By Board resolutions adopted at meetings No 1136 and No 1137 of 14 June 1999, the Bank’s share capital increased by Drachmae 5,092,400 through the issue of 3,512 new shares of a par value of Drachmae 1,450 each, as a result of conversion to shares of 439 convertible bonds issued in 1991. Accordingly, the Bank’s share capital stands at Drachmae 226,857,592,400, divided into 156,453,512 common registered shares of a par value of Drachmae 1,450 each.

(xxviii)          By Board resolutions adopted at meetings No 1143 and No 1144 of 15 November 1999, the Bank’s share capital increased by Drachmae 9,368,589,200 through the issue of 6,461,096 new shares of a par value of Drachmae 1,450 each, as a result of conversion into shares of 1,615,274 convertible bonds issued in 1996. Accordingly, the Bank’s share capital stands at Drachmae 236,226,181,600, divided into 162,914,608 common registered shares of a par value of Drachmae 1,450 each.

(xxix)                By GM resolution of 18 April 2000, the Bank’s share capital increased by Drachmae 94,490,473,800 through capitalization of an equal portion of reserves from the issue of shares above par. As a result of the said increase, 65,165,844 new shares were issued of a par value of Drachmae 1,450 each and distributed to the shareholders on 26 April 2000 as bonus shares at a ratio of 4 new to 10 old shares. Accordingly, the Bank’s share capital stands at Drachmae 330,716,655,400 divided into 228,080,452 common registered shares of a par value of Drachmae 1,450 each.

(xxx)                   By Board resolutions adopted at meetings No 1164 and No 1165 of 15 November 2000, the Bank’s share capital increased by Drachmae 9,368,589,200 through the issue of 6,461,096 new shares of a par value of Drachmae 1,450 each, which resulted from conversion to shares of 1,615,274 convertible bonds issued in 1996. Accordingly, the Bank’s share capital stands at Drachmae

340,085,244,600, divided into 234,541,548 common registered shares of a par value of Drachmae 1,450 each.

(xxxi)                By GM resolution of 26 April 2001 the Bank’s share capital decreased by Drachmae 9,368,589,200 through cancellation of 6,461,096 own shares purchased by the Bank from the Public Company for Transferable Securities S.A. (DEKA S.A.). Accordingly, the Bank’s share capital stands at Drachmae 330,716,655,400, divided into 228,080,452 common registered shares of a par value of Drachmae 1,450 each.

(xxxii)             By GM resolution of 26 April 2001, the Bank’s share capital increased by Drachmae 19,016,207,686, along with an increase in the par value of the Bank’s share from Drachmae 1,450 to Drachmae 1,533.375, via capitalization of (a) Drachmae 10,637,258,098 representing gains from revaluation of realty pursuant to law 2065/1992, and (b) Drachmae 8,378,949,588 from capitalisation of the Bank’s Share Premium Account reserve. Accordingly, the Bank’s share capital stands at Drachmae 349,732,863,086, divided into 228,080,452 common registered shares of a par value of Drachmae 1,533.375 each.

(xxxiii)          By Board resolutions adopted at meetings No 1187 and No 1188 of 15 November 2001, the Bank’s share capital increased by Drachmae 9,907,289,213 through the issue of 6,461,100 new shares of a par value of Drachmae 1,533.375 each, which resulted from conversion to shares of 1,615,275 convertible bonds issued in 1996. Accordingly, the Bank’s share capital stands at Drachmae 359,640,152,299, divided into 234,541,552 common registered shares of a par value of Drachmae 1,533.375 each.

(xxxiv)         By GM resolution of 26 November 2001 the Bank’s share capital decreased by Drachmae 9,907,289,213 through cancellation of 6,461,100 own shares from the conversion to shares of 1,615,275 bonds purchased from the Public Company for Transferable Securities S.A. (DEKA S.A.). Accordingly, the Bank’s share capital stands at Drachmae 349,732,863,086, divided into 228,080,452 common registered shares of a par value of Drachmae 1,533.375 each.

(xxxv)            By GM resolution of 9 May 2002, and pursuant to Article 12 of law 2842/2000, the share capital and the par value of the share were converted to euro only. Accordingly, the Bank’s share capital stands at Euro 1,026,362,034, divided into 228,080,452 common registered shares of a par value of Euro 4.50 each.

(xxxvi)         By Repeat GM resolution of 20 November 2002, the Bank’s share capital increased: (a) by Euro 8,086,472.32 by the merger through absorption, by National Bank of Greece, of “National Investment Bank for Industrial Development S.A. (ETEBA)” (Companies Register No 6075/06/B/86/14), pursuant to the provisions of Article 16 of law 2515/1997, in conjunction with the provisions of Articles 69 ET seq. of Company Law 2190/1920, (b) by Euro 8,970,930.68, resulting from capitalisation of an equal portion of the Bank’s share premium account reserve, to ensure that following the merger the par value of each share of National Bank of Greece would remain at Euro 4.50. Accordingly, the Bank’s share capital stands at Euro 1,043,419,437, divided into 231,870,986 common registered shares of a par value of Euro 4.50 each.

(xxxvii)      By GM resolution of 9 May 2003, the share capital increased by Euro 104,341,945.50 through the issue of 23,187,099 new shares of a par value of Euro 4.50 each, which resulted from capitalisation of reserves and were distributed to the shareholders as bonus shares, at a ratio of 1 new to 10 old shares. Accordingly, the Bank’s share capital stands at Euro 1,147,761,382.50, divided into 255,058,085 shares, of a par value of Euro 4.50 each.

(xxxviii) By GM resolution of 18 May 2004, the share capital increased by Euro 344,328,417 through the issue of 76,517,426 new shares of a par value of Euro 4.50 each, which resulted from capitalisation of reserves and were distributed to the shareholders as bonus shares at a ratio of 3 new to 10 old shares. Accordingly, the Bank’s share capital stands at Euro 1,492,089,799.50, divided into 331,575,511 shares of a par value of Euro 4.50 each.

(xxxix)         By second Repeat GM resolution of 3 November 2005, the share capital increased: (a) by Euro 101,274,438.72 by the merger through absorption, by National Bank of Greece, of “National Investment Company S.A.”, in line with the provisions of Article 16 of Law 2515/1997, in conjunction with the provisions of Articles 1-5 of Law 2166/1993 and Articles 68, 69-77 of

Company Law 2190/1920, (b) by Euro 22,311,177.78 resulting from capitalisation of an equal portion of the Bank’s Share Premium Account reserve, to provide for an increase in the par value of the Bank’s share to Euro 4.80 following the said merger. Accordingly, the Bank’s share capital stands at Euro 1,615,675,416, divided into 336,599,045 shares of a par value of Euro 4.80 each.

(xl)                              By second Repeat GM resolution of 3 February 2006, the share capital increased: (a) by Euro 20,027,755 by the merger through the absorption, by National Bank of Greece, of “National Real Estate S.A.”, in line with the provisions of Article 16 of law 2515/1997, in conjunction with the provisions of Articles 1-5 of law 2166/1993 and Articles 68, 69-77 of Company Law 2190/1920, (b) by Euro 60,643,889 resulting from capitalisation of an equal portion of the Bank’s share premium account reserve, to provide for an increase in the par value of the Bank’s share to Euro 5 following the said merger. Accordingly, the Bank’s share capital stands at Euro 1,696,347,060 and is divided into 339,269,412 shares of a par value of Euro 5 each.

(xli)                           By second Repeat GM resolution of 1 June 2006, the share capital increased by Euro 678,538,820 through the issue against payment in cash of 135,707,764 new common registered shares of a par value of Euro 5 each, distributed to the shareholders at a ratio of 4 new to 10 old shares. Thus, the Bank’s share capital stands at Euro 2,374,885,880, divided into 474,977,176 common registered shares, of a par value of Euro 5 each.

(xlii)                        By GM resolution of 25 May 2007, and following a Board resolution of 21 December 2006, the share capital was adjusted to take into account, in line with par. 9, article 13 of Company Law 2190/1920, the Euro 1,550,215 increase through the issue of 310,043 new common registered shares of a par value of Euro 5 each, distributed exclusively to the beneficiaries of the Bank’s stock option programme who exercised the respective stock option rights, as per GM resolution of 22 June 2005 and the relevant Board resolutions. Accordingly, the Bank’s share capital stands at Euro 2,376,436,095, divided into 475,287,219 shares of a par value of Euro 5 each.

(xliii)                     By GM resolution of 25 May 2007, the Bank’s share capital increased by Euro 1,750,000 through the issue of 350,000 new shares of a par value of Euro 5 each, and of issue price at par, by capitalization of an equal portion of the taxed 2006 profits, distribution to the Bank’s staff of bonus shares and abolition of the old shareholders’ preemptive right, pursuant to Article 16, par. 2 case f of Company Law 2190/1920 and article 1 of Presidential Decree 30/1988. Thus, the Bank’s share capital stands at Euro 2,378,186,095, divided into 475,637,219 shares of a par value of Euro 5 each.

(xliv)                    By Board resolution adopted at meeting No 1342 of 20 December 2007, the share capital increased by Euro 7,806,210 through the issue of 1,561,242 new common registered shares of a par value of Euro 5 each, distributed exclusively to the beneficiaries of the Stock Options Programme who exercised the respective stock option rights in accordance with the GM resolutions of 22 June 2005 and 1 June 2006. Accordingly, the Bank’s share capital stands at Euro 2,385,992,305, divided into 477,198,461 shares of a par value of Euro 5 each.

(xlv)                       By second Repeat GM resolution of 15 May 2008, pursuant to Article 45 par. 3 of Company Law 2190/1920 the share capital increased by Euro 95,339,190 in total through the issue of 19,067,838 new common registered shares of a par value of Euro 5 each, distributed to shareholders without payment instead of part of the additional dividend. Accordingly, the Bank’s share capital stands at Euro 2,481,331,495, divided into 496,266,299 shares of a par value of Euro 5 each.

(xlvii)

1.                   By second Repeat GM resolution of 15 May 2008, in conjunction with Board resolution of 6 June 2008, the share capital increased, through payment in cash, by an amount of Euro 7,500,000, that corresponds to 25,000,000 new registered redeemable preference shares without voting right or cumulative dividend (the “Preference Shares”), of a par value of Euro 0.30 each.

2.                   The privileges of the Preference Shares are (i) the right to collect, before the ordinary securities and, if existing, other class of preference shares of the Bank ranking or expressed to rank junior to the Preference Shares, a euro denominated annual dividend (which may be expressed as being equal to a USD amount) that may be payable by the Bank in USD, (the

Preferred Dividend); in particular for the financial year 1.1.2008 to 31.12.2008 the aggregate amount of the Preferred Dividend may be increased by up to 3/4; (ii) the right to collect the Preferred Dividend also from the payment of dividend amounts described under article 45 par. 2b of Company Law 2190/1920 and until full exhaustion of such amounts; and (iii) the right to collect before the ordinary securities and other Junior Obligations of the Bank an amount denominated in Euro equal to the sum of the nominal value and any premium paid, which may be determined by reference to a fixed US dollar amount, which may be payable in US dollars by the Bank, from the liquidation proceeds of the Bank, including above par reserves formed after the issuance of the Preference Shares (Liquidation Preference).

3.                   The Preference Shares do not entitle their holders to cumulative dividends and are not convertible into common shares. The Preference Shares are issued without voting rights, subject to those cases where voting rights exist by operation of mandatory provisions of law.

4.                   The Preference Shares are in material form and may be listed for trading on a market other than organised markets operating within Greece.

5.                   The payment of the Preferred Dividend, approved as per paragraph 7 of this article, is effected in a specified number of equal instalments on fixed dates in each year. As an exception, the payment, if any, of the Preferred Dividends prior to the approval of the 2008 financial statements by the AGM of 2009 will be effected through profits of the financial year 1.1.2008 to 31.12.2008, subject to the provisions of article 46 of Company Law 2190/1920.

6.                   For the purposes of this article

First Call Date is the date following 5 years from the issuance date of the Preference Shares.

Distributable funds under 44a means the funds that may be distributed under article 44a par. 2 of Company Law 2190/1920 during the current financial year to the shareholders of the Bank.

Additional Amounts due to withholding means such additional amounts that the Bank will pay to each holder of the Preference Shares (the Preferred Shareholders) as may be necessary either in order that every net payment in respect of the Preference Shares, after withholding for any taxes imposed by Greece, as the case may be, upon or as a result of such payment, will not be less than the amount otherwise required to be paid or income tax is imposed on the Preferred Shareholders on an amount of dividend, which corresponds to the Liquidation Preference Reduction Amount. The Bank will not be required and will not pay any Additional Amounts in the following cases: (i) the withholding on account of Greek tax is required or collected due to any relationship that the Preferred Shareholder may have with the Hellenic Republic, other than the holding of the Preference Shares; or (ii) where such withholding or deduction is imposed on a payment to or on behalf of an individual and is required to be made pursuant to European Council Directive 2003/48/EC and law 3312/2005 or any law implementing or complying with, or introduced in order to conform to, such Directive.

Capital Disqualification Event means a change in any applicable law or regulation, or in the official interpretation or application thereof, as a result of which for the purposes of capital adequacy requirements applicable to banks, at that time an amount equal to the sum of the aggregate par value and an amount credited as share premium in respect of the Preference Shares will not be included in the Tier 1 capital of the Bank;

Depositary Event means, in respect of any series of Preference Shares represented by American Depositary Receipts evidencing American Depositary Shares, a percentage of the Preference Shares representing 5 per cent. or more of the aggregate par value of the Preference Shares of that series is no longer represented by American Depositary Receipts evidencing American Depositary Shares;

Junior Obligations means to the extent existing (i) ordinary securities of the Bank, (ii) each class of preferred shares or similar securities of the Bank (if any) that rank junior to the Preference Shares and (iii) any preference share or preferred security of a Subsidiary entitled to the benefit of a guarantee or support agreement or similar undertaking of the Bank that ranks junior to the Preference Shares;

Liquidation Parity Obligations means senior preference shares or preferred securities or similar securities of the Bank or any guarantee or support agreement or similar undertaking of the bank (ranking pari passu with the Preference Shares as regards participation in the assets of the Bank) in respect of Preference Shares or similar securities of a Subsidiary, (including but not limited to claims under the guarantee of the Bank in favour of holders of preferred securities issued by the Subsidiary of the Bank, National Bank of Greece Funding Limited).

Liquidation Preference Reduction Amount means an amount equal to a pro rata portion of the total Preferred Dividends approved by the shareholders at the most recent AGM to reflect the length of the period from (and including) the date fixed for redemption to the Preferred Dividend Payment Date which immediately precedes the next following Annual General Meeting at which the distribution of Preferred Dividend is declared;

Ordinary Dividends means the dividends in respect of the Ordinary Securities;

Ordinary Securities means the ordinary securities of the Bank;

Parity Obligations means Liquidation Parity Obligations and Preferred Dividend Parity Obligations;

Preferred Dividend Parity Obligations means i) senior preference shares or similar securities qualifying as Tier 1 capital of the Bank (other than the Preference Shares) and ii) the preference shares or similar securities of Subsidiaries qualifying as Tier 1 capital of the Bank on a consolidated basis and entitled to the benefit of any guarantee, support agreement or other similar contractual undertakings of the Bank ranking pari passu with the Preference Shares as regards entitlement to dividends (or other amounts such as claims under the guarantee of the Bank in favour of holders of preferred securities issued by the Bank’s subsidiary National Bank of Greece Funding Limited);

Preferred Dividend Payment Date means each date on which a Preferred Dividend is payable;

Redemption Amount means the Liquidation Preference less the Liquidation Preference Reduction Amount (if any) plus (i) any Preferred Dividends approved at the most recent Annual General Meeting of shareholders but not yet paid out on the Preference Shares and (ii) any Additional Amounts (if any);

Redemption Date means every date on which the Preference Shares are redeemed by the Bank;

Subsidiary means any legal entity, which constitutes an “affiliated undertaking” of the Bank in accordance with the provisions of article 42e par. 5 of Company Law 2190/1920.

7.                   The approval of the payment of Preferred Dividends on the Preference Shares, in accordance with par. 5 hereof, will be declared on an annual basis at the absolute discretion of the AGM of the Bank out of Distributable Funds under 44a. Subject to the provisions relating to paragraphs 8 to 9 below, the Bank will not be permitted to pay any Preferred Dividend on the Preference Shares if such Preferred Dividend together with any dividends previously paid and/or approved for payment in respect of Preferred Dividend Parity Obligations in the then current financial year would exceed the Distributable Funds under 44a or if the Bank of Greece has requested in writing the non-payment of dividend (including the amounts of dividend distributed under article 45 par. 2b of Company Law 2190/1920 to the common and preferred shareholders of the Bank.

8.                   Without prejudice to the provisions of article 44a par. 2 of Company Law 2190/1920, if the Bank or any Subsidiary of the Bank pays any distribution(s) (excluding the distribution of bonus shares or in respect of Junior Obligations) in respect of any class of Preferred Dividend Parity Obligations, the Bank is required to pay Preferred Dividend (pro rata to the amount paid for Preferred Dividend Parity Obligations) for the period during which the payment towards Preferred Dividend Parity Obligations was made.

9.                  Without prejudice to the provisions of article 44a par. 2 of Company Law 2190/1920, the Bank is required to pay the full amount of the Preferred Dividend if the Bank or any of its Subsidiaries pays any amount in respect of Junior Obligations (including the buy back of ordinary securities or other Junior Obligations). The payment of the Preferred Dividend is effected at the immediately following Preferred Dividend Payment Date, which coincides or follows the day during which the Bank or any of its Subsidiaries paid as above. However, the Bank is not required to pay the Preferred Dividend if (i) the Bank or its Subsidiary paid up Junior Obligations in accordance with the provisions of article 16 of Company Law 2190/1920 and (ii) following such acquisition the total solvency ratio of the Bank, on a stand-alone and consolidated basis and the ratio of core tier 1 capital to risk weighted assets of the Bank satisfy the limits set out from time to time by the Bank of Greece, pursuant to the applicable legislation, as amended (including the Circulars and Acts of the Governor of the Bank of Greece).

10.           Without prejudice to the provisions of article 44a par. 2 of Company Law 2190/1920, the Bank will pay to each Shareholder of the Preference Shares Additional Amounts due to withholding as provided for under this Article.

11.            The Preference Shares will be redeemable by the Bank in accordance with the provisions of article 17b of Company Law 2190/1920. The Bank is entitled to redemption at the First Call Date, as well as on any date thereafter following an invitation to all the Preferred Shareholders. The redemption is effected by payment to each Preferred Shareholder of an amount equal to the Redemption Amount. Such redemption will be subject to the prior consent of the Bank of Greece.

12.            If, at any time falling prior to but excluding the First Call Date, the Bank is required to pay Additional Amounts due to withholding, due to a change in the Greek taxation legislation, which becomes effective after the date of issue of any series of Preference Shares, to the Preferred Shareholders, then the Preference Shares will be redeemable at the option of the Bank in accordance with the provisions of article 17b of Company Law 2190/1920, on the next Preferred Dividend Payment Date, upon not less than 30 nor more than 60 days’ notice by the Board of Directors of the Bank to all the holders of the Preference Shares at the Redemption Amount. Any such redemption will be subject to the prior consent of the Bank of Greece.

13.            If a Capital Disqualification Event has occurred, the Preference Shares may be redeemed at the Redemption Amount at the option of the Bank, in accordance with the provisions of article 17b of Company Law 2190/1920, on the next Preferred Dividend Payment Date, upon not less than 30 not more than 60 days’ notice by the Board of Directors of the Bank to all the Holders of the Preference Shares. Any such redemption will be subject to the prior consent of the Bank of Greece.

14.            If, in respect of any series of Preference Shares represented by American Depositary Receipts evidencing American Depositary Shares, a Depositary Event has occurred, the Preference Shares may be redeemed, at the Redemption Amount at the option of the Bank, in accordance with the provisions of article 17b of Company Law 2190/1920, on any date following the occurrence of such event, upon not less than 30 not more than 60 days’ notice by the Board of Directors of the Bank to all the Holders of the Preference Shares. Any such redemption will be subject to the prior consent of the Bank of Greece.

15.            In the event of winding-up or liquidation of the Bank, the holders of the Preference Shares will be entitled to receive, before the common shareholders, out of the Bank’s liquidation proceeds (including the above par reserves) an amount per Preference Share equal to the Liquidation Preference amount, which may be payable in USD.

xlviii)               By Board resolution of 26 June 2008, the Bank’s share capital increased by Euro 1,939,850 through the issue of 387,970 new common registered shares of a par value of Euro 5 each, distributed exclusively to beneficiaries of the Bank’s Stock Options Programme who exercised the respective stock option rights in accordance with the GM resolution of 1 June 2006 and the relevant Board resolutions.

Accordingly, the Bank’s share capital stands at Euro 2,490,771,345 and is divided into (a) 496,654,269 common shares of a par value of Euro 5 each and (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2, item xlvii, of a par value of Euro 0.30 each.

xlix)                      By EGM resolution of 22 January 2009 the Bank’s share capital increased by Euro 350,000,000 through the issue of 70,000,000 preference shares of a par value of Euro 5 each, in accordance with the provisions of law 3723/2008 on the enhancement of liquidity in the Greek economy in response to the impact of the international financial crisis.

The said share capital increase is fully covered by the Greek state through the contribution of Greek government bonds of an equal value.

The new preference shares issued by the Bank and taken up by the Greek state entail the following privileges:

(a) The right to receive payment of a fixed return, calculated on a 10% basis over the selling price of each preference share to the Greek State

(i) in priority over the common shares,

(ii) in priority over the dividend amounts distributed pursuant to Article 1 par. 3 of Law 3723/2008 and

(iii) irrespective of distribution of dividend to the rest of the Bank’s shareholders and provided that, following payment of the said fixed return, the Bank’s capital adequacy ratios, calculated by the equity method, meet the respective minimum supervisory requirements set by the Bank of Greece from time to time.

The fixed return on the said preference shares is to be calculated accrued on an annual basis pro rata to the time period during which the Greek State remains a Preferred Shareholder (“PS”) and paid within one month as of the AGM approval of the annual financial statements for the respective year, subject to availability of distributable funds, in the sense of Article 44 of Company Law 2190/1920, specifically profits from the last and/or previous financial years and/or reserves, and subject to prior authorization of the distribution of such available funds by a Common Shareholders’ GM resolution. In the event of lack of sufficient distributable funds, the Preferred Shareholder is entitled to receive payment of fixed return on the preference shares in priority over the Common Shareholders, up to exhaustion of such distributable funds. The new preference shares can be redeemed by the Bank at the offer price after the lapse of five years, or even earlier, upon Bank of Greece approval. If the five-year period lapses and no GM resolution on repurchase of the preference shares has previously been passed, then by resolution of the Minister of Economy and Finance taken following a Bank of Greece proposal, the annual fixed return payable to the Greek State pursuant to Article 1, par. 3 of Law 3723/2008 shall be subject to a gradual cumulative increase of 2% per annum.

(b) The right to vote at the Preferred Shareholders’ GM under the circumstances provided for by Company Law 2190/1920.

(c) The right to participate in the Bank’s Board by a representative thereof appointed to the Board as an additional member thereof (the “PS representative”).

(d) The PS representative’s right to exercise a veto over any decision of a strategic nature, or materially affecting the Bank’s legal or financial status and requiring GM approval, or related to distribution of a dividend and bonus policy for the Bank’s Chairman, Chief Executive Officer, other Board Members, General Managers and substitutes thereof by resolution of the Minister of Economy and Finance, or that may be deemed by the PS representative to affect depositors’ interests or materially affect the Bank’s credit standing and normal course of business.

(e) The PS representative’s right to attend the Common Shareholders’ GM and to exercise, during deliberation and decision-taking, a veto over the same issues as above.

(f) The PS representative’s right of free access to the Bank’s books and records, restructuring and viability reports, plans to meet the Bank’s medium-term financing needs, and data regarding the level of credit provided to the real economy, for the purposes of Law 3723/2008.

(g) The right to collect from the Bank’s liquidation proceeds in priority over all other shareholders.

Accordingly, the Bank’s share capital stands at Euro 2,840,771,345 and is divided into (a) 496,654,269 common shares, of a par value of Euro 5 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2, item xlvii, of a par value of Euro 0.30 each, and (c) 70,000,000 redeemable, registered preference shares pursuant to law 3723/2008, as defined in par. 2, item xlix of this Article, of a par value of Euro 5 each.

l)                                       By Board resolution adopted at its meeting of 18 June 2009 pursuant to authorization given by the second Repeat GM of 15 May 2008, the share capital increased, through payment in cash, by Euro 551,838,075 through the issue of 110,367,615 new common registered shares of a par value of Euro 5 each, distributed to the shareholders at a ratio of 2 new to 9 old shares. Accordingly, the Bank’s share capital stands at Euro 3,392,609,420 and is divided into (a) 607,021,884 common shares, of a par value of Euro 5 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2, item xlvii, of a par value of Euro 0.30 each, and (c) 70,000,000 redeemable, registered preference shares pursuant to law 3723/2008, as defined in par. 2, item xlix of this Article, of a par value of Euro 5 each.

li)                                   By Board resolution of 22 December 2009, the share capital was adjusted to take into account, in line with par. 13, article 13 of Company Law 2190/1920, its increase by Euro 98,465 through the issue of 19,693 new common registered shares of a par value of Euro 5 each, distributed exclusively to the beneficiaries of the Bank’s stock option programme who exercised, respectively, their stock option rights, as per GM resolutions of 22 June 2005 and 1 June 2006 and the relevant Board resolutions. Accordingly, the Bank’s share capital stands at Euro 3,392,707,885, and is divided into (a) 607,041,577 shares of a par value of Euro 5 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2, item xlvii, of a par value of Euro 0.30 each, and (c) 70,000,000 redeemable, registered preference shares pursuant to law 3723/2008, as defined in par. 2, item xlix of this Article, of a par value of Euro 5 each.

lii)                                By Board resolution adopted at its meeting of 10 September 2010, pursuant to authorization given by the second Repeat GM of 15 May 2008, the share capital increased by Euro 607,041,575.00 by means of payment in cash with pre-emption rights in favour of the existing ordinary shareholders, at a ratio of 1 new for every 5 old shares, through the issue of 121,408,315 new ordinary registered shares, of a nominal value of Euro 5.00 and a subscription price of Euro 5.20 for each new share.

Accordingly, the Bank’s share capital stands at Euro 3,999,749,460.00 and is divided into (a) 728,449,892 shares of a par value of Euro 5.00 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a par value of Euro 0.30 each, and (c) 70,000,000 redeemable, registered preference shares pursuant to law 3723/2008, as defined in par. 2(xlix) hereinabove, of a par value of Euro 5.00 each.

liii)                             By resolution adopted at its meeting of 10 September 2010, pursuant to authorization given by the second Repeat GM of 18 February 2010, the Board approved the issue of short-term non-interest bearing convertible equity notes under Company Law 2190/1920, Article 3a, and Law 3156/2003; specifically, the Board decided to issue 227,640,590 registered convertible equity notes maturing on the seventh day following the relevant issue date, of a nominal value and issue price of €5.20 per convertible equity note, which are convertible into 227,640,590 ordinary registered shares at a conversion price equal to the issue price, with a pre-emption right to existing shareholders at a ratio of 3 convertible equity notes for every 8 existing ordinary registered shares. By resolution adopted at its meeting of 20 October 2010, following conversion of all issued convertible equity notes in due time, the Bank’s share capital increased by Euro 1,138,202,950.00 through the issue of 227,640,590 new ordinary registered shares of a nominal value of Euro 5.00 each.

Accordingly, the Bank’s share capital stands at Euro 5,137,952,410.00 and is divided into (a) 956,090,482 shares of a par value of Euro 5.00 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a par value of Euro 0.30 each, and (c) 70,000,000 redeemable, registered preference shares pursuant to law 3723/2008, as defined in par. 2(xlix) hereinabove, of a par value of Euro 5.00 each.

liv)                             By EGM resolution of 22 December 2011 the Bank’s share capital increased by Euro 1,000,000,000 through the issue of 200,000,000 preference shares of a par value of Euro 5 each, in accordance with the provisions of Article 1 of Law 3723/2008 on the enhancement of liquidity in the Greek economy in response to the impact of the international financial crisis.

The said share capital increase is fully covered by the Greek State through the contribution of Greek government bonds of an equal value while the new preference shares issued by the Bank and taken up by the Greek State entail the following privileges:

(a) The right to receive payment of a fixed return, calculated on a 10% basis over the selling price of each preference share to the Greek State:

(i) in priority over the common shares,

(ii) in priority over the dividend amounts distributed pursuant to Article 1 par. 3 of Law 3723/2008 and

(iii) irrespective of distribution of dividend to the rest of the Bank’s shareholders and provided that, following payment of the said fixed return, the Bank’s capital adequacy ratios, calculated by the equity method, meet the respective minimum supervisory requirements set by the Bank of Greece from time to time.

The fixed return is to be calculated accrued on an annual basis pro rata to the time period during which the Greek State remains a Preferred Shareholder (“PS”) and paid within one month as of the AGM approval of the annual financial statements for the respective year, subject to availability of distributable funds, in the sense of Article 44 of Company Law 2190/1920, specifically profits from the last and/or previous financial years and/or reserves, and subject to prior authorization of the distribution of such available funds by a Common Shareholders’ GM resolution. In the event of lack of sufficient distributable funds, the Preferred Shareholder is entitled to receive payment of fixed return on the preference shares in priority over the Common Shareholders, up to exhaustion of such funds. The new preference shares can be redeemed by the Bank at the offer price after the lapse of five years, or even earlier, upon Bank of Greece approval. If the five-year period lapses and no GM resolution on repurchase of the preference shares has previously been passed, then by resolution of the Minister of Economy and Finance taken following a Bank of Greece proposal, the annual fixed return payable to the Greek State pursuant to Article 1, par. 3 of Law 3723/2008 shall be subject to a gradual cumulative increase of 2% per annum.

(b) The right to vote, in the cases described in Company Law 2190/1920, at the Preferred Shareholders’ GM.

(c) The right to participate on the Bank’s Board by means of a representative appointed for the purpose by the State, as an additional member thereof (the “PS representative”).

(d) The PS representative’s right to exercise a veto over any decision of a strategic nature, or materially affecting the Bank’s legal or financial status and requiring GM approval, or related to distribution of a dividend and bonus policy for the Bank’s Chairman, Chief Executive Officer, other Board Members, General Managers and substitutes thereof by resolution of the Minister of Economy and Finance, or that may be deemed by the PS representative to affect depositors’ interests or materially affect the Bank’s credit standing and normal course of business.

(e) The PS representative’s right to attend the Common Shareholders’ GM and to exercise, during deliberation and decision-taking, a veto over the same issues as above.

(f) The PS representative’s right of free access to the Bank’s books and records, restructuring and viability reports, plans to meet the Bank’s medium-term financing needs, and data regarding the level of credit provided to the real economy, for the purposes of Law 3723/2008.

(g) The right to collect from the Bank’s liquidation proceeds in priority over all other shareholders.

Accordingly, the Bank’s share capital stands at Euro 6,137,952,410.00 and is divided into (a) 956,090,482 common shares, of a par value of Euro 5 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2, item xlvii, of a par value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares pursuant to Law 3723/2008, as defined in par. 2, items xlix and liv of this Article, of a par value of Euro 5 each.

lv)                                By resolution of the 2nd Repeat GM of 23 November 2012, the Bank’s share capital was reduced by Euro 3,824,361,928 through reduction of the par value of the ordinary voting shares from Euro 5.00 to Euro 1.00 in line with par. 4a, Article 4 of Company Law 2190/1920, as amended by Article 32 of Law 3763/2009 and in force today, for the purpose of forming a special reserve.

Accordingly, the Bank’s share capital amounts to Euro 2,313,590,482 and is divided into (a) 956,090,482 ordinary shares of a par value of Euro 1.00 each, (b) 25,000,000 redeemable registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a par value of Euro 0.30 each and (c) 270,000,000 redeemable registered preference shares pursuant to Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a par value of Euro 5.00 each.

lvi)                             By resolution of the 2nd Repeat GM of 23 November 2012, the Bank’s share capital was increased by Euro 320,710,088 through the issue of 320,710,088 new ordinary voting registered shares of a par value of Euro 1.00 each, against contribution in kind of 552,948,427 ordinary voting registered shares of Eurobank, of a par value of Euro 2.22 each, i.e. through the contribution of 100 ordinary shares of Eurobank for 58 new ordinary shares of NBG.

Accordingly, the Bank’s share capital amounts to Euro 2,634,300,570 and is divided into (a) 1,276,800,570 ordinary shares of a par value of Euro 1.00 each, (b) 25.000.000 redeemable registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a par value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares pursuant to Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a par value of Euro 5.00 each.

lvii)                         By resolution adopted at its meeting of 22 February 2013 and pursuant to Article 13a of Company Law 2190/1920, as amended, the Board attested the payment of the partially covered share capital increase of the Bank, which increase was decided by the 2nd Repeat General Meeting of its Shareholders held on 23.11.2012, and adjustment of this article of the Articles of Association as a result of the partial coverage. More specifically, the said share capital increase was partially covered, i.e. by the amount of Euro 270,510,718 through the issue of 270,510,718 ordinary registered shares of the Bank, of a nominal value of €1.00 each.

Accordingly, the Bank’s share capital stands at Euro 2,584,101,200 and is divided into: (a) 1,226,601,200 ordinary shares of a nominal value of Euro 1.00 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a nominal value of Euro 0.30 each and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a nominal value of Euro 5.00 each.

lviii)                      By resolution of the 2nd Repeat GM of 29 April 2013, (i) the nominal value of each ordinary registered voting share of the Bank was increased from Euro 1.00 to Euro 10.00 by reducing the total number of the Bank’s old registered shares from 1,226,601,200 to 122,660,120 new ordinary registered voting shares of the Bank, by means of a reverse split at a ratio of ten (10) old ordinary shares of the Bank to one (1) new ordinary share of the Bank, and (ii) the share capital was reduced by Euro 1,189,803,164 by reducing the nominal value of each ordinary registered voting share of the Bank (as it stands following the reverse split) from Euro 10.00 to Euro 0.30, for the purpose of forming a special reserve of Euro 1,189,803,164, as per Article 4, par. 4a of Company Law 2190/1920.

Accordingly, the Bank’s share capital stands at Euro 1,394,298,036 and is divided into: (a) 122,660,120 ordinary shares of a nominal value of Euro 0.30 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a nominal value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a nominal value of Euro 5.00 each.

lix                                 By resolution of the 2nd Repeat GM of 29 April 2013, combined with Board resolution adopted on 20 May 2013, the Bank’s share capital was increased by Euro 682,237,762.20, by contribution partially in cash and partially in kind, through the issue of 2,274,125,874 new common registered shares of a nominal value of Euro 0.30 and a sale price of Euro 4.29 each.

Accordingly, the Bank’s share capital stands at Euro 2,076,535,798.2 and is divided into: (a) 2,396,785,994 common shares of a nominal value of Euro 0.30 each, (b) 25,000,000 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a nominal value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a nominal value of Euro 5.00 each.

lx)                                By Board resolution adopted at its meeting of 18.07.2013, regarding cancellation of 12,360,169 preference shares without voting right and respective amendment to Article 4 of the Bank’s Articles of Association, pursuant to Article 17b, par. 4 of Company Law 2190/1920, the Bank’s share capital was reduced by Euro 3,708,050.7.

Accordingly, the Bank’s share capital stands at Euro 2,072,827,747.5 and is divided into: (a) 2,396,785,994 common shares of a nominal value of Euro 0.30 each, (b) 12,639,831 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a nominal value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a nominal value of Euro 5.00 each.

lxi)                             By resolution of the Extraordinary GM of 10 May 2014, the Bank’s share capital was increased by Euro 340,909,091.10 through the issue of 1,136,363,637 new common voting registered shares against payment in cash. Accordingly, the Bank’s share capital amounts to Euro 2,413,736,838.60 and is divided into: (a) 3,533,149,631 common shares of a nominal value of Euro 0.30 each, (b) 12,639,831 redeemable, registered preference shares without voting right or cumulative dividend, as defined in par. 2(xlvii) hereinabove, of a nominal value of Euro 0.30 each, and (c) 270,000,000 redeemable, registered preference shares under Law 3723/2008, as defined in par. 2(xlix) and 2(liv) hereinabove, of a nominal value of Euro 5.00 each.

Article 5

1.                   Each time new shares are issued, their price may not be set below par. In the event of issue of new shares above par, the difference between the par value and the issue price may not be applied towards payment of dividends or fractional rights.

2.                   The resolution of the corporate body vested with authority to resolve on a share capital increase or bond issue, as per the provisions of Company Law 2190/1920 and these Articles of Association, shall at least specify the amount of the capital increase or bond issue, the method to be used for raising the relevant funds, the number and category of shares or bonds to be issued, the par value and offering price thereof, and the deadline for payment of such funds.

3.                   Cash payments to meet the initial capital level or any increase thereof, as well as shareholders’ deposits intended for share capital increase in future, shall be made into a special corporate account held with any bank legally operating in Greece.

4.                   Under the provisions of Article 13 of Company Law 2190/1920 the GM may empower the Board to decide for a share capital increase, or - insofar as the GM is the appropriate corporate body to decide thereon - for a bond issue, by GM resolution subject to the publication formalities provided for by Article 7b of Company Law 2190/1920. In this case, the share capital increase may be up to the level of the capital paid up at the date the said powers are delegated to the Board, whereas the amount of the bond issue may not exceed half of the share capital paid up at such date. The said powers of the Board may be renewed by the GM for a period each time not exceeding five years and shall come into effect on expiry of each such period. The said GM resolution is subject to the publication formalities provided for by Article 7b of Company Law 2190/1920.

By exception to the provisions of the previous sub-paragraph, when corporate reserves exceed 1/4 of the paid-up share capital the share capital increase is subject to a GM resolution, to be adopted in accordance with the provisions of Article 29, par. 3 and 4 and Article 31, par. 2 of Company Law 2190/1920, as amended, along with a respective amendment to the Article hereof regarding the share capital.

The share capital increase provided for under sub-par. 1 of this paragraph shall not constitute an amendment to the Articles of Association.

5.                   The GM that resolves on a share capital increase pursuant to pars 3 and 4 of Article 29 and par. 2 of Article 31 of Company Law 2190/1920 may authorize the Board to resolve on the new shares’ offering price, and/or interest rate and method of determination thereof, in the event of issue of interest-earning shares, within a term determined by the GM, that cannot exceed one year. In this case, the time period for the payment of the relevant funds under Article 11 of Company Law 2190/1920 shall begin on the date when the said resolution determining the shares’ offering price and/or interest rate or method of determination thereof, as the case may be, is adopted by the Board.

6.                   In any share capital increase, even by contribution in kind, or of a convertible bond issue, a pre-emptive right to the entire amount of the new capital or bond issue shall be granted to shareholders of record, pro rata to their equity holding as at the time of issue. In the event that the Bank has already issued shares of more than one category, and voting rights, rights to profit distribution and liquidation proceeds vary among these different categories of shares, then the share capital increase may be implemented through one such category of shares alone; in this case, the holders of the other categories of shares shall be granted a pre-emptive right only following non-exercise thereof by the holders of shares of the same category as the new shares.

The pre-emptive right shall be exercised within the time period set by the corporate body that decided for the share capital increase. The said time period, subject to the payment deadline provided for in Article 11 of Company Law 2190/1920, shall not be less than 15 days. In the case of par. 5 of this Article, the time period for the exercise of the pre-emptive right shall not begin before the date of the Board resolution determining the new shares’ offering price. In the cases of sub-pars 2 and 3 of par. 6 of this Article, the corporate body that decided for the increase shall also determine the time period for the exercise of the said right by the rest of the shareholders; the said time period shall not be less than 10 days and shall begin on the date following the expiry date of the respective time period provided for the holders of shares of the same category as the new shares.

Following expiry of the said deadlines, any shares not taken up as above shall be freely disposed of by the Board of Directors, at a price not lower than that paid by the existing shareholders.

In the event that the corporate body which decides for the share capital increase fails to set a deadline for the exercise of the pre-emptive right, such deadline, or any extension thereof, shall be set by resolution of the Board adopted within the time limits provided for under Article 11 of Company Law 2190/1920.

The invitation to exercise the pre-emptive right, which must also indicate the deadline set for the exercise thereof, shall be published in the Bulletin of Companies and Limited Liability Companies of the Government Gazette.

Without prejudice to par. 5 of this Article, the said invitation and deadline for the exercise of the pre-emptive right may be omitted in the event that the shareholders who attended the GM represented the entire share capital and were informed of the deadline set for the exercise of the pre-emptive right, or stated their decision to exercise same or not. Publication of the invitation to exercise the pre-emptive right may be substituted by registered letters, return receipt requested, to the shareholders.

7.                   The pre-emptive right may be limited or abolished by GM resolution and subject to the provisions of par. 10 of Article 13 of Company Law 2190/1920.

8.                   The share capital increase is allowed through the issue of redeemable shares, which may be issued as preferred shares, with or without voting right, pursuant to the provisions of Article 3 of Company Law 2190/1920. Redemption thereof shall be by corporate declaration to shareholders, subject to the publication requirements of Article 11 hereof, and valid only on release to shareholders of the corresponding contribution. The capital increase, the issue of redeemable shares and potential exclusion of the pre-emptive right shall be subject to the provisions of this Article; the redemption option shall be subject to the requirements of Article 17b of Company Law 2190/1920. Furthermore, the Bank is entitled to issue preference shares of any type permitted by applicable legislation. In departure from the provisions of Article 6 hereof, the said redeemable and preference shares may be physical shares.

9.                   In the event that the capital raised is less than the amount of the authorized share capital increase, the Board shall, by its resolution confirming payment, also adjust Article 4 of these Articles of Association to reflect the amount of such capital raised, as same resulted from the share capital increase.

Article 6

1.                   The Bank’s shares are registered, pursuant to Article 11a of Company Law 2190/1920. Should banks be allowed to issue bearer shares (deregistration of shares) in future, conversion of currently registered shares to bearer shares shall be by GM resolution.

2.                   The shares shall be dematerialised, registered with Hellenic Exchanges Holding S.A. (HELEX) without serial numbers and monitored by means of entries in the records thereof.

3.                   The rights and obligations issuing from each share of the Bank shall apply to the person registered with HELEX as a shareholder of the Bank.

4.                   The shares are indivisible. In the event of joint ownership of a share, the joint owners may exercise their rights only by a joint representative thereof and are jointly and severally liable for the performance of their obligations issuing from the share.

5.                   On acquiring a share, the shareholder accepts the Bank’s Articles of Association and GM and Board resolutions.

6.                   By resolution adopted in line with the provisions of Article 29 par. 3 and 4 and Article 31 par. 2 of Company Law 2190/1920, the GM may establish a plan for allocating corporate shares to the Directors and employees of the Bank and of associated companies thereof in the sense of Article 42e par. 5, in the form of stock options pursuant to the provisions of Article 13, par. 13-14 of Company Law 2190/1920 and of the resolution of the said GM, a summary of which shall be subject to the publication formalities provided for under Article 7b of Company Law 2190/1920.

CHAPTER THREE

GENERAL MEETING OF SHAREHOLDERS

Article 7

The General Meeting of Shareholders is the Bank’s supreme corporate body entitled to decide on each single matter concerning the Bank. Its lawful resolutions shall be binding on all shareholders, even those absent or dissenting.

Article 8

1.                   All of the Bank’s shareholders are entitled to participate in the GM.

2.                   Shareholders may be represented at the GM by other, duly authorized persons.

3.                   Each share shall entitle the holder to one vote. Each shareholder is entitled to a number of votes equal to the number of shares held.

Article 9

1.                   The GM is the sole corporate body vested with authority to decide on:

(a)              Amendments to the Bank’s Articles of Association. Such amendments shall be deemed to include share capital increases or decreases, except the share capital increase for which the Board decides as per Article 5 par. 4 hereof;

(b)              Election of the members of the Board and the auditors;

(c)               Approval of the Bank’s annual financial statements;

(d)              Appropriation of the annual profits;

(e)               Merger, split-off, transformation, revival, extension of duration or dissolution of the Bank;

(f)                Appointment of liquidators; and

(g)               Any other matter provided for by law.

2.                   The provisions of the previous paragraph do not apply to: (a) capital increases by Board resolution pursuant to pars 1 and 14 of Article 13 of Company Law 2190/1920 or capital increases imposed by provisions of other laws, (b) amendments to the Articles of Association introduced by the Board under par. 5 of Article 11, pars 2 and 13 of Article 13 and par. 4 of Article 17b of Company Law 2190/1920, (c) the election of Directors in replacement of Directors resigned, deceased or having forfeited their office for whatever reason, in line with the provisions of these Articles of Association pursuant to par. 7 of Article 18 of Company Law 2190/1920, (d) the absorption of a company fully owned by another company as per Article 78 of Company Law 2190/1920, and (e) the option for distribution of profits or non-mandatory reserves within the current financial year by resolution of the Board, subject to prior GM authorization.

3.                   The GM shall decide on all Board proposals included in the agenda in all other respects.

Article 10

1.                   The GM shall be convened by the Board and held ordinarily (“AGM”) at the Bank’s registered office or in the region of another municipality within the prefecture where the Bank’s registered office is located, at least once a year, always within six months of the end of each financial year. The GM may also be convened extraordinarily (“EGM”) whenever deemed expedient, at the discretion of the Board.

2.                   The Annual General Meeting (AGM) shall review the annual financial statements and the Board’s and the auditors’ reports thereon and shall decide on approval thereof.

3.                   The AGM shall elect at least one auditor and one substitute auditor, as specifically provided for under par. 1 of Article 33 hereof.

4.                   Following approval of the annual financial statements, the AGM shall, by special voting, by roll-call, decide on the discharge from personal liability of the Board and the auditors. Such discharge shall have no effect in cases falling under Article 22a of Company Law 2190/1920. The members of the Board and employees that are shareholders of the Bank may take part in the roll call only on the basis of the number of shares they hold.

Article 11

1.                   With the exception of repeat GMs and GMs deemed similar thereto, the GM shall be called at least 20 days before the date set for it. The said 20-day period shall be inclusive of business days, but exclusive of the date the invitation to the GM is published or the date the GM is held.

2.                   Invitation to the GM is not required in the event that shareholders representing the entire share capital are present or represented at the meeting and none of them objects to the GM being held or taking decisions.

3.                   The invitation to the GM, including at least the place, i.e. the premises along with the exact address, where the GM is to be held, the date and time thereof, the items on the agenda, clearly specified, and the shareholders entitled to participate therein, along with precise instructions as to the method of participation and exercise of the rights thereof in person or by proxy, shall be displayed in a conspicuous place at the Bank’s Head Office and published as follows:

(a)              In the Companies and Limited Liability Companies Bulletin of the Government Gazette pursuant to the provisions of Article 3 of Presidential Decree dated 16 January 1930 re the companies bulletin.

(b)              In a daily newspaper selected from the newspapers provided for under Article 3 of Legislative Decree 3757/1957, as amended, that are published in Athens and have, in the Board’s judgment, wide circulation in Greece, and

(c)               In a daily financial newspaper from those which:

(aa)               have been published 6 days a week for at least 3 consecutive years as purely financial newspapers,

(bb)               have had a daily circulation of at least 5,000 copies throughout the said 3-year period,

(cc)                 meet the financial newspapers’ qualification standards set by joint decision of the Minister of Trade and the Minister of Press and Mass Media, as specified in par. 2 (c) of Article 26 of Company Law 2190/1920.

(d)              In a daily or at least weekly newspaper from those published in the place of the Bank’s registered office.

Daily or weekly newspapers are required to meet the standards of Article 1 of Legislative Decree 1263/1972 and Article 2 of law 4286/1963, respectively, as amended, and to have been in continuous circulation, at least as weekly newspapers, for a minimum period of 3 years.

The Invitation shall be published 10 full days in advance in the Companies and Limited Liability Companies Bulletin of the Government Gazette and 20 full days in advance in the daily newspapers or financial press as above. In the event of repeat GMs, such time limits shall be reduced by half.

Article 12

1.                   Shareholders shall be entitled to participate in and vote at the GM provided they have deposited the relevant CSD certificate with the Bank at least 5 days before the date set for the GM.

2.                   The said deadline shall also apply to shareholders’ representatives’ or proxies’ legalization documents deposited with the Bank.

3.                   Shareholders that have not adhered to the provisions of this Article may participate in and vote at the GM subject to permission thereof.

4.                   Shareholders that are legal entities may participate in the GM by up to 3 representatives each.

Article 13

1.                   48 hours before each GM, a list of the names of the shareholders entitled to vote thereat, along with each shareholder’s number of shares and votes, the names of their proxies, where applicable, and the said shareholders’ and proxies’ addresses shall be displayed in a conspicuous place at the Bank’s Head Office. The Board shall include in the said list all shareholders that hall have adhered to the provisions of the preceding article.

2.                   Should a shareholder or proxy thereof object to the list, such objection may be raised only at the commencement of the GM and prior to deliberation on the agenda.

Article 14

1.                   The Chairman of the Board shall also provisionally chair the GM. Should the Chairman be unable to attend the GM, he shall be replaced by his substitute as per par. 2 of Article 21 hereof. Should such substitute be also unable to attend, the GM shall be provisionally chaired by the shareholder that owns the largest number of shares, or by the proxy thereof. Two of the shareholders or proxies present, designated by the Chairman, shall act as provisional secretaries.

2.                   Following ratification of the list of shareholders, the GM shall promptly elect the Chairman thereof and 2 secretaries, the latter also acting as vote counters.

Article 15

1.                   The GM shall form a quorum and validly deliberate on the items on the agenda when shareholders owning at least 1/5 of the paid-up capital are present or represented thereat. Should there be no such quorum, the GM shall reconvene within 20 days as of the date of the meeting that was cancelled, by at least 10 full days’ prior invitation to this effect; at such repeat meeting the GM shall form a quorum and validly deliberate on the original agenda irrespective of the portion of the paid-up share capital represented. If the place and time of the repeat meetings prescribed by law in the event that no quorum is formed are specified in the original invitation, no further invitation is required.

2.                   Exceptionally, with respect to resolutions concerning a change in corporate nationality, or activities, an increase in shareholder liability, a share capital increase not provided for by the Articles of Association, as per par. 1 and 2 of Article 13 of Company Law 2190/1920, as amended, unless imposed by law or implemented through capitalization of reserves, a decrease in share capital, unless carried out in accordance with par. 6 of Article 16 of Company Law 2190/1920, a change in the profit appropriation method, a corporate merger, split-off, transformation, revival, extension of duration or dissolution, delegation or renewal of powers to the Board to decide for the share capital increase as per par. 1 of Article 13 of Company Law 2190/1920, as amended, and in any other case provided for by law, the GM shall form quorum and validly deliberate on the agenda when shareholders representing 2/3 of the paid-up share capital are present or represented thereat.

Should no quorum be formed at the first meeting, as described in the preceding paragraph, a first repeat meeting shall convene within 20 days as of the first meeting, with at least 10 full days’ prior invitation, and shall form quorum and validly deliberate on the original agenda when at least 1/2 of the paid-up share capital is represented thereat.

If, again, no quorum is formed, a second repeat meeting shall convene within 20 days, with at least 10 full days’ prior invitation, and shall form quorum and validly deliberate on the original agenda when at least 1/5 of the paid-up share capital is represented thereat. If the place and time of the repeat meetings prescribed by law in the event that no quorum is formed are specified in the original invitation, no further invitation is required.

Article 16

1.                   Resolutions shall be adopted by absolute majority of the votes represented at the GM.

2.                   Exceptionally, resolutions on items relating to issues under par. 2 of Article 15 hereof shall be adopted by a majority of 2/3 of the votes represented at the GM.

Article 17

1.                   The minutes of the GM shall be recorded a special book in summary form and ratified by the signatures of the Chairman and the two secretaries of the GM. Should a shareholder so request, the Chairman of the GM shall enter an accurate summary of the shareholder’s opinion in the minutes.

2.                   A list of the names of the shareholders present at the GM in person or by proxy, to be prepared as per Article 13 hereof, shall be entered in the said book also.

3.                   Copies of or excerpts from the GM minutes shall be ratified by the Chairman of the GM or by the Chairman of the Board or the legal substitute thereof.

CHAPTER FOUR

BOARD OF DIRECTORS

Article 18

1.                   The Bank is managed by the Board of Directors, consisting of 9 to 16 members, and represented in all its affairs as per articles 22-24 and 39 below. The 16th Board member’s post is filled by a representative of the Greek state, appointed to the Board as a new, additional member thereof pursuant to the provisions of Article 1 par. 3 of law 3723/2008 on the enhancement of liquidity in the Greek economy in response to the impact of the international financial crisis, for as long as the Greek state holds the Bank’s preference shares taken up by it as per Article 1 of the said law and Article 4 par. 2 item xlix hereof.

2.                   The Board is composed of executive and non-executive members, and at least two of such non-executive members are independent pursuant to law 3016/2002, as amended. The Board members are elected by the GM, which determines the number of directors and the directors that shall be independent. Legal entities may also be Board members. In such a case, the legal entity is required to appoint an individual to exercise its powers as a director. Board membership may be revoked by the GM at any time. Furthermore, the GM may also elect substitute directors. Substitute directors so elected shall, in order of election, replace any elected directors who resign, die, or forfeit their office or capacity for whatever reason.

3.                   In the event that as a result of resignation, death or forfeiture for whatever reason a director ceases to be on the Board, and his replacement by substitute directors elected by the GM as provided for in paragraph 2 is not feasible, the remaining directors may, by decision taken as provided for in article 26, either provisionally elect another director to fill the vacancy for the remaining term of office of the director replaced, or continue to manage and represent the Bank without replacing the missing director(s), provided that the number of the remaining directors shall be at least nine (9). In the event that a new director is elected, the election shall be valid for the remaining term of office of the director replaced, and announced by the Board to the immediately following GM, which may replace the directors elected even if no relevant item is included in the agenda.

Under all circumstances, the remaining directors, irrespective of number, may call a GM solely for electing a new Board.

4.                   The appointment and the discharge, for whatever reason, of members of the Board and persons authorized to represent the Bank on a joint or sole representation basis, along with their identity particulars, shall be subject to publication requirements as per Articles 7a and 7b of Company Law 2190/1920, as amended.

Article 19

1.                   Without prejudice to the provisions of par. 3 of Article 18 hereof, the directors shall be elected by the GM for a term that cannot exceed three (3) years. The directors’ term of office shall end at the AGM of the year in which such term expires.

2.                   The directors can be re-elected indefinitely.

Article 20

1.                   A director who unjustifiably fails to participate in or be represented at the Board meetings for over 6 months shall forfeit his office. The said forfeiture shall be final as of the date the Board adopts a resolution to this effect, to be recorded in the Board minutes.

2.                   A director’s resignation should be addressed to the Board. Such resignation becomes final on receipt, not being subject to acceptance, by the Bank.

Article 21

1.                   The Board elects by absolute majority from among its members the Chairman of the Board and the Bank’s Chief Executive Officer, who manages the affairs of the Bank. The Board may also elect one or more Vice Chairmen and Deputy Chief Executive Officers.

The Chairman of the Board may also be elected as the Chief Executive Officer and the Vice Chairman/Chairmen may also be elected as Deputy Chief Executive Officer/Officers of the Bank.

2.                   In the event of absence, impediment or death of the Chairman of the Board he shall be replaced by the CEO. In the event of absence, impediment or death of the CEO he shall be replaced by the longest serving of the Vice Chairmen. In the event of concurrent absence, impediment or death of all the Vice Chairmen, he shall be replaced by the longest serving Deputy CEO. In the event that all of the Deputy CEOs are absent or impeded, he shall be replaced by the longest serving Board member.

3.                   The Board shall be constituted into a body at the first meeting thereof following each election of Directors by the GM, as well as under any circumstances when the Chairman’s or the Chief Executive Officer’s post is vacated for whatever reason. Until the Board elects a new Chairman or Chief Executive Officer, the relevant duties shall be exercised by the substitute thereof.

4.                   The Chairman of the Board or his substitute shall chair the meetings of the Board, introduce the items for deliberation and manage the affairs of the Board.

5.                   The Board elects a Board secretary who may or may not be a member thereof.

Article 22

1.                   The Board represents the Bank in court and out of court and may delegate its powers and functions, in all or in part, including the right of representation, to the Chief Executive Officer, the Deputy Chief Executive Officers, one or more of its members, the Bank’s general managers, managers, staff members or other persons meeting the requisite standards in terms of technical and other qualifications, attorneys and third parties in general, by virtue of a Board resolution, which shall also determine the matters in respect of which the said powers and functions are delegated. Excluded are any such matters as may require collective action by the Board. The Board may also delegate the Bank’s internal control to one or more persons other than members of the Board, or to members of the Board also, insofar as this is not prohibited by law. The persons referred to in the previous sub-paragraphs may, insofar as this is provided for under the relevant Board resolutions, further delegate all or part of the functions delegated to them to, and further confer the powers conferred on them on, other persons, directors, employees, attorneys or third parties in general.

2.                   The Board may determine that should the Chief Executive Officer be absent, obstructed or deceased, he shall be substituted in the entire range of his powers and functions by the Deputy Chief Executive Officers and, should the latter be also absent, obstructed or deceased, by a director to be determined by the Board.

Article 23

1.                   The Board is the corporate body vested with authority to decide on any matter concerning the management, the assets and, generally, the pursuit of the Bank’s corporate objectives in accordance with the provisions of law 3016/2002, as amended; excluded are matters that by law or these Articles of Association fall within the sole jurisdiction of the GM.

2.                   Board acts, even if in excess of corporate objectives, shall be binding on the Bank against third parties, unless there is proof that the third party was, or should have been, aware of such excess, observance alone of the publication formalities as regards the Bank’s Articles of Association or amendments thereto not constituting proof. Limitations on the Board powers pursuant to the Articles of Association or to GM resolutions, even if subjected to the publication formalities, may not be asserted against third parties.

3.                   The Board is the appropriate corporate body to decide on matters such as:

(a)              Establishment of branch offices, agencies and representative offices in Greece and abroad;

(b)              Acquisition of shareholdings in other banks in Greece or abroad, or divestment thereof;

(c)               Approval of the Bank’s by-laws;

(d)              Nomination of the Bank’s General Managers and Managers following the Chief Executive Officer’s recommendation;

(e)               Audit and approval of the Bank’s annual and consolidated financial statements;

(f)                Establishment of associations and foundations under Article 108 and participation in companies falling under Article 784 of the Greek Civil Code.

(g)               Bond issues of any type, except those that by law fall exclusively within the jurisdiction of the GM.

4.                   The Bank is bound in its transactions by the signature of either one or two authorized signatories. The Board may validly grant sole signature authorization only to the Chief Executive Officer, the Deputy Chief Executive Officers and general managers of the Bank.

Article 24

1.                   The Bank shall be represented in courts as provided for by Article 22 above. The Chief Executive Officer, the Deputy Chief Executive Officers and the general managers may delegate to one or more of the Bank’s employees or attorneys-at-law, acting on a sole or joint basis, powers to represent the Bank in any court action and with respect to any matter relating to enforcement proceedings.

2.                   Should the Bank be required to appear in person before a court, the public prosecutor or any other judicial or other authority (including independent authorities), or in the event of oath-taking, signing and filing complaints or suits and waiving same, registering an appearance as a prosecuting party before criminal courts during preliminary hearings and court hearings and waiving same, pursuing legal remedies against judgments and decrees of criminal courts and waiving same, and generally under all circumstances requiring appearance in person before a court, the public prosecutor and any other judicial authority, the following persons may take decisions on behalf of the Bank and legally represent the Bank: all general managers, managers or their substitutes or deputy managers of the Administration, or of the Bank’s network divisions or managers of regional divisions, or chiefs of section or chiefs of service of the Administration or network divisions or regional divisions.

3.                   In respect of the affairs of the Bank’s Non-Performing Loan units and branches, further to the above officers, the manager of the Non-Performing Loan unit, of the branch or his/her substitute, or one of the deputy managers, or one of the chief operations officers or officers or substitutes thereof may also take decisions on behalf of the Bank and legally represent same.

4.                   In respect of criminal matters concerning the Bank that are heard by penal courts outside the place where the Bank’s unit or branch that filed the relevant complaint, or charges, is domiciled, the manager or the substitute thereof or a deputy manager or a chief operations officer of the Bank’s branch located within the district of the court by which the case is heard may also take decisions on behalf of the Bank and legally represent same.

5.                   By an ad-hoc resolution of the Board, subject to the publication formalities provided for by law, the Bank may grant special authorization to officers thereof to represent same as regards the observance of tax, customs, city-planning, market regulation, labour, securities, capital market, personal data, banking supervision and other special legal provisions within the said officers’ areas of responsibility.

Article 25

1.                   The Board of Directors shall meet at the Bank’s registered office when required by law or corporate needs, or when the Chairman sees fit, or at the request of directors, as provided for under par. 3 of this Article. Exceptionally, the Board may hold meetings at places other then the Bank’s registered office, in cities of Greece or of other EU countries or in other places where the Bank or another company of its Group have established a presence. Under all circumstances, Board meetings shall be validly held at any place other than the Bank’s registered office, and whether in Greece or abroad, provided that at any such meeting all directors are present or represented and no director objects to the meeting being held or to resolutions being adopted thereat.

2.                   The Board shall be convened by the Chairman thereof, by means of an invitation to the directors at least two business days prior to the meeting. The invitation must clearly specify the items on the agenda, otherwise resolutions may not be adopted at the meeting unless all directors are present or represented and no director objects to resolutions being adopted thereat.

3.                   At the request of two directors, to be filed with the Chairman or his substitute, the Chairman or his substitute shall call a Board meeting to convene within 7 days as of the date the request is filed.

The said directors should clearly specify in their request the agenda of the Board meeting requested; failure to do so carries a penalty of inadmissibility. In the event that such meeting is not convened within the 7-day deadline as above, the directors are allowed to convene a Board meeting themselves within 5 days as of expiry of the said deadline, by communicating the relevant invitation to the rest of the directors.

4.                   At the request of two directors, the Chairman shall enter any item proposed to him in the agenda of the first meeting held following such request.

Article 26

1.                   The Board shall form a quorum and validly deliberate when one half plus one of the directors is present or represented, but under no circumstances may the number of directors present in person be less than 5. In determining such quorum, fractions shall be omitted.

2.                   For resolutions to be validly adopted by the Board an absolute majority of the votes of directors present or represented is required, unless otherwise provided for by law or these Articles of Association.

3.                   Should a member of the Board be absent or unable to attend the Board meeting, such member may appoint by letter any other Board member as his proxy. Each director may duly represent only one of the other directors. Board members may not appoint persons other than Board members to represent them on the Board.

Article 27

1.                   The Board may meet by teleconference, in which case the Invitation to the directors shall include the information necessary for their participation in the meeting.

2.                   Board deliberations and resolutions shall be recorded in summary form in a special book, which may be maintained in electronic form also. At the request of a director, the Chairman shall enter an accurate summary of the director’s opinion in the Board minutes. A list of the names of the directors present or represented at the meeting shall also be recorded in the said book.

3.                   Board minutes drafted and signed by all directors or the representatives thereof shall be equivalent to a Board resolution, even where no Board meeting has been held.

4.                   Copies of Board meeting minutes that are subject to filing with the Companies Register pursuant to Article 7a of Company Law 2190/1920, as amended, shall be filed with the Ministry of Trade within 20 days as of the Board meeting.

5.                   Board meeting minutes shall be signed by the Board Chairman or Secretary; copies of and excerpts from the said minutes issued by the said persons shall be official without further validation, as per par. 8 of Article 20 of Company Law 2190/1920 also.

Article 28

Subject to the provisions governing the legality of transactions between the Bank and its Board members, any fee or remuneration paid to a member of the Board for whatever reason shall be deemed legal and be borne by the Bank only if approved by an ad hoc resolution of the AGM.

Article 29

Pursuant to Articles 22a and 22b of Company Law 2190/1920, as amended, Board members are liable to the Bank for acts and/or omissions thereof while managing corporate affairs. Specifically, no such liability exists in the event that the Board member proves that he has acted with the diligence of a prudent businessman, such diligence being determined also in the light of the capacity and duties of each member of the Board, or in the event of acts or omissions that are based on lawful resolutions of the GM or that regard a reasonable corporate decision taken in good faith, on the basis of adequate information and solely to serve corporate interests.

Article 30

1.                   The Bank’s directors, general managers and managers are prohibited from engaging, either on their own behalf or on behalf of third parties, in such business activities as may fall under any corporate objective pursued by the Bank, or from participating as general partners in companies pursuing such objectives, without the approval of the GM. In the event of a breach of the said provision, the Bank shall enforce its rights under par. 2 and 3 of Article 23 of Company Law 2190/1920, as amended.

2.                   The directors and any third parties to whom the Board has delegated powers and authorities shall not pursue own interests conflicting with interests of the Bank.

3.                   The directors and any third parties to whom the Board has delegated powers and authorities shall disclose to the other directors in a timely manner own interests that may arise from corporate transactions within their responsibility, and any other conflict of interests between them and the Bank or any affiliate thereof that may arise in the course of their duties, in the sense of par. 5 of Article 42e of Company Law 2190/1920.

4.                   Each director shall observe strict confidentiality with respect to any affairs of the Bank that he becomes aware of in his capacity as a member of the Board.

CHAPTER FIVE

MINORITY RIGHTS

AUDIT - FINANCIAL YEAR - ANNUAL FINANCIAL STATEMENTS

Article 31

1.                  At the request of shareholders representing 1/20 of the paid-up share capital, the Board of Directors shall convene an EGM and set the date thereof not later than 45 days as of the date on which the request was submitted to the Chairman of the Board. The request shall indicate the items on the agenda.

2.                  At the request of shareholders representing 1/20 of the paid-up share capital, the Chairman of the GM shall postpone, only once, decision-taking by the GM, whether an AGM or an EGM, for a new GM to be held on the date indicated in the shareholders’ request, but not later than 30 days as of the said postponement.

The GM held following such postponement, being a continuation of the previous GM, is not subject to publication requirements as regards the invitation to shareholders, and new shareholders may also participate therein subject to the provisions of Articles 12 and 13 par. 1 hereof.

3.                  At the request of shareholders representing 1/20 of the paid-up share capital, decision-taking on the GM agenda shall be by roll-call.

4.              At the request of a shareholder filed with the Bank at least 5 full days before the date of the GM, the Board shall provide the GM with any such specific information on the Bank’s business as may be requested, insofar as it serves for real assessment of items on the agenda. Moreover, at the request of shareholders representing 1/20 of the paid-up share capital, the Board shall inform the GM, provided it is an AGM, of the moneys paid by the Bank to each director or the managers of the Bank over the last two years, and of any benefits received by such persons from the Bank for whatever reason or under any agreement with the Bank. In all of these cases the Board is entitled to decline to provide the information requested, for good reasons, to be recorded in the minutes. Depending on the circumstances, one such good reason may be the requesting shareholders’ representation on the Board as per par. 3 or 6 of Article 18 of Company Law 2190/1920.

5.              At the request of shareholders representing 1/5 of the paid-up share capital, filed with the Bank at least 5 full days before the GM, the Board of Directors shall provide the GM with information on the current status of corporate affairs and assets. The Board of Directors may decline to supply the information requested for good reasons, to be recorded in the minutes.

6.                  In the cases of sub-par. 2 of par. 4, and of par. 5 of this Article, any dispute as to the validity of the Bank’s reason for declining to provide the information requested shall be settled by a judgment rendered by the competent court of the place of the Bank’s registered office. By virtue of the said judgment the Bank may be required to provide the information it had declined.

7.                  Under all circumstances, when requesting shareholders exercise their right the are required to produce proof of their shareholder capacity and number of shares. Means of such proof also include proof of shares deposited as per par. 1 and 2 of Article 28 of Company Law 2190/1920.

Article 32

1.                  The following persons are entitled to file with the competent court a petition for an audit of the Bank in accordance with the procedure provided for by law: (a) Shareholders of the Bank representing at least 1/20 of the paid-up share capital, (b) The Stock Exchange Commission, (c) The Minister of Development or the appropriate supervisory authority, as the case may be.

2.                  The said audit shall be ordered if the acts alleged by the petitioners are deemed likely to contravene provisions of the law, or of these Articles of Association, or of GM resolutions. Under all circumstances, audit requests as above shall be filed within three (3) years of approval of the financial statements for the year in which such acts allegedly occurred.

3.                  Shareholders representing 1/5 of the paid-up share capital may file with the competent court a petition for an audit as per par. 1 of this Article if the overall corporate performance suggests that the management of corporate affairs has not been based on sound or prudent practices.

4.                  Shareholders requesting an audit as above shall provide the court with proof of ownership of the shares entitling them to the audit request. Means of such proof also include proof of shares deposited as per par. 1 and 2 of Article 28 of Company Law 2190/1920.

Article 33

1.                  The Bank’s annual financial statements shall be audited by at least one certified auditor in accordance with the provisions of the relevant audit legislation.

2.                  The audit provided for under the preceding paragraph is a necessary prerequisite for valid approval of the annual financial statements by the AGM.

3.                  Certified auditors as well as an equal number of substitute auditors shall be appointed by the AGM held during the year to be audited, in accordance with the relevant legislation. The Board members shall be liable to the Bank for omission of certified auditors’ appointment in the event of failure to convene the AGM in a timely manner. Under all circumstances, however, the validity of certified auditors’ appointment shall not be affected in the event of appointment thereof by a subsequent GM. For the purposes of this Article, certified auditors may be reappointed for up to five consecutive financial years, and may be subsequently appointed anew only after the lapse of an interval of two full financial years.

4.                  Certified auditors appointed shall be notified by the Bank of their appointment and shall be deemed to accept same unless they decline it within five business days.

5.                  Auditors’ appointment and discharge for whatever reason, along with their identification particulars, shall be subject to publication requirements as per Articles 7a and 7b of Company Law 2190/1920, as amended.

Article 34

1.                  The auditors shall monitor the accounts and financial position of the Bank throughout the financial year, being entitled to access any books, accounts and documents thereof, including GM and Board minutes.

The auditors shall also make every necessary recommendation to the Board and, in the event that they ascertain a breach of provisions of the law or of these Articles of Association, they shall refer the matter to the appropriate supervisory authority.

2.                  Following the close of the financial year the auditors shall audit the annual financial statements of the Bank and submit a report on their findings to the AGM. The said report should clearly indicate whether, following confirmation of the accuracy and legality of the entries made in the Bank’s books, the annual financial statements and the Profit and Loss Account reflect the Bank’s financial position and results, respectively, as at the closing date of the audited financial year.

3.                  The auditors shall specifically indicate in their report whether:

(a)              The auditors were provided with all information necessary to discharge their duties;

(b)              A full account was obtained of the operations of the Bank’s branches,

(c)               There was a change in inventory taking over the previous financial year.

4.                  The auditors shall be present at the AGM and provide all information relating to their audit.

5.                  The auditors shall be liable to the Bank for any wrongful act on their part while discharging their duties, and for compensation with respect thereto. Such liability cannot be excluded or modified. The Bank’s claim shall be statute-barred after two years.

6.              At the auditors’ request the Board shall convene a GM within 10 days as of the date such request was submitted to the Chairman of the Board, determining the agenda thereof as per the auditors’ request.

Article 35

1.                  The financial year shall last 12 months, commencing on 1 January and ending on 31 December of each year.

2.                  At the end of each financial year the Board shall close the accounts, preparing a detailed inventory of the corporate assets and the annual financial statements according to the provisions of the law; furthermore, it shall submit to the AGM such annual financial statements, annual report (along with any explanatory report indicating all that is provided for under par. 7 of Article 43 of Company Law 2190/1920, as it stood prior to Presidential Decrees 409/86 and 498/87) and the auditors’ report.

3.                  The Bank’s balance sheet, profit and loss account and appropriation account, as well as the relevant auditors’ report, shall be published by the Board at least twenty 20 days prior to the date of the AGM, as provided for by law.

4.                  For a resolution in respect of the annual financial statements, as approved by the Board, to be validly adopted by the AGM, the annual financial statements should bear the signatures of three persons, i.e. (a) the Chairman of the Board, or his legal substitute, (b) the Managing or the Executive Director or, should there be no such Director, or should his capacity and the aforesaid persons’ capacities be combined into a single person, by a director appointed by the Board to that effect, and (c) the chief accountant.

Should the above parties disagree on the legality of the method of preparation of the annual financial statements, they shall submit their objections by letter to the AGM.

5.                  The annual financial statements and the Board and the auditors’ reports shall be available to shareholders 10 days before the AGM on request.

Article 36

1.                  Net profits of the Bank shall be deemed to be the profits resulting from the gross earnings after deduction of all expenses, losses, legally authorized depreciation and any other corporate obligation.

2.                  The Bank’s net profits shall be appropriated as follows:

(a)              5% - 20% of the total net profits shall be retained to apply towards an ordinary reserve up to an amount equal to one half of the share capital. On formation of the above amount, fund retention for these purposes shall no longer be mandatory and shall so remain, unless the level of the ordinary reserve is for whatever reason reduced to less than one half of the share capital.

(b)              A further portion of the funds shall be retained for dividend payment as required pursuant to Article 3 of Emergency Law 148/1967, as amended.

(c)               Following retention of the first dividend amount, a portion of the funds, to be determined by the AGM, shall be deducted to apply to the formation of extraordinary reserves; lastly, a further portion of the funds shall be retained to apply to Board fees. The remaining balance shall be either distributed to the shareholders as an additional dividend or carried forward.

3.                  The funds to be distributed to shareholders shall be paid thereto within 2 months as of the date the annual financial statements are approved by AGM resolution, as specifically determined by the AGM or the Board.

4.                  Subject to the provisions regulating the share capital decrease, such funds as above cannot be distributed to shareholders if at the closing date of the last financial year the Bank’s equity capital is, or as a result of the said distribution shall be, less than the Bank’s share capital, plus mandatory reserves, whose distribution is prohibited by law and these Articles of Association.

5.                  The level of funds to be distributed to the shareholders shall not exceed the results of the last financial year ended, plus previous year’s profits and non-mandatory reserves whose distribution is allowed (and has been approved by the GM), reduced by previous years’ losses and by such amount as shall be required by law or the Articles of Association to apply towards the formation of reserves. The funds to be distributed shall be paid to the shareholders within 2 months as of the date of AGM approval of the annual financial statements.

6.                  The term “distribution” under paragraphs 4 and 5 hereof shall principally refer to payment of dividends and interest on shares.

CHAPTER SIX

WINDING UP AND LIQUIDATION

Article 37

1.                  The Bank shall be wound up:

(a)              On termination of its duration as specified herein, unless the GM has decided to extend its duration, as provided for by par. 2 of Article 15 and par. 2 of Article 16 hereof;

(b)              Following a GM resolution adopted pursuant to the provisions of Article 15 par. 2 and Article 16, par. 2 hereof;

(c)               In the event that the Bank has been declared bankrupt;

(d)              By court judgment as per Articles 48 and 48a of Company Law 2190/1920.

2.                  In the event of share capital loss as per Article 47 of Company Law 2190/1920, the Board shall convene a GM within six (6) months from the end of the financial year to decide on the Bank’s winding up or other action to be taken.

Article 38

1.                  Except in the event of bankruptcy, winding up shall be followed by liquidation. In the case of sub-par. (a) of Article 37 hereof, the Board shall act as liquidator until liquidators are appointed by the GM.

In the case of sub-par. (b) of Article 37 hereof, the GM shall, by the same decision, appoint 3 liquidators.

In the case of Article 37 (d) hereof, the liquidator shall be determined by the court, on the basis of the court judgment ordering the winding up of the Bank.

Upon appointment of liquidators, the directors’ and auditors’ powers and authorities shall cease ipso jure.

2.                  On assuming their duties, the liquidators appointed by the GM shall take an inventory of corporate assets and publish a balance sheet in the press and in the Companies and Limited Liability Companies Bulletin of the Government Gazette, with a copy to the appropriate supervisory authority; they shall also publish a balance sheet each year, as provided for under Article 7a of Company Law 2190/1920, as amended.

3.                  The same applies to liquidators on completion of the liquidation.

4.                  Liquidators shall settle the Bank’s outstanding matters forthwith, convert assets to cash, pay debt and collect receivables. They may also take further action, should this be deemed to serve the liquidation process and corporate interests.

Liquidators may sell corporate realty, the business in its entirety, as well as various fixed assets on an individual basis after the lapse of 4 months as of winding up. Within the said 4-month period every shareholder or creditor may file a petition with the competent court of the place of the Bank’s registered office, requesting the court to determine a minimum selling price for corporate realty or the business in its entirety. The relevant court judgment shall be binding on the liquidators and shall not be subject to any legal remedy.

5.                  The annual financial statements and the financial statements issued on completion of the liquidation shall be subject to GM approval. The results of the liquidation process shall be submitted to the GM annually, along with a report on any reasons preventing completion thereof. On completion of the liquidation process, the liquidators shall prepare the final financial statements, to be published pursuant to par. 5 of Article 43b of Company Law 2190/1920, release to the shareholders contribution and share premium amounts paid, and distribute the balance of the liquidation proceeds thereto pro rata to each shareholder’s participation in the paid up share capital.

6.                  Should the liquidation process last for over a 5-year period, the liquidator shall convene a GM and submit to it for approval a plan for speeding up its completion. The plan shall include a report on the liquidation work performed so far, the reasons for the delay and proposed measures to speed up completion of the liquidation process. Proposed measures may include waiver of corporate rights, legal proceedings and petitions, should they be deemed inexpedient vis-à-vis expected benefits, or of uncertain outcome, or time consuming. The plan may also include settlement, renegotiation, terminating contracts or entering into new contracts. The GM resolution on such plan is subject to the quorum and majority provisions of pars 3 and 4 of Article 29 and par. 2 of Article 31 of Company Law 2190/1920. Should the plan be approved, the liquidator shall complete administration of the liquidation process as provided for in the plan. Otherwise, the liquidator or shareholders representing 1/20 of the paid-up share capital may request the one-member court of the first instance of the place of the Bank’s registered office to approve the plan by filing with the said court a petition to that effect, to be heard by voluntary jurisdiction proceedings. The court may introduce adjustments to measures included in the plan, but not any new measures further to those included. The liquidator shall not be liable for the implementation of a plan approved as above.

7.                  On appointment of liquidators, the directors’ powers and authorities shall cease ipso jure. The provisions applying to the Board shall also apply to liquidators on a pro rata basis. The liquidators’ proceedings and decisions shall be entered in the Board minutes book in summary form.

CHAPTER SEVEN

TRANSITIONAL PROVISIONS

Article 39

The provisions of law 3723/2008 on the enhancement of liquidity in the Greek economy in response to the impact of the international financial crisis shall prevail over any contrary provisions hereof for as long as the Greek State holds the Bank’s preference shares taken up by it as per Article 1 of the said law and Article 4 par. 2 items xlix and liv hereof.